As filed with the Securities and Exchange Commission on May 8, 2006

Registration No. 333-127093

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________

SHINE MEDIA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3086866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

______________

Rockefeller Center
1230 Avenue of the Americas, 7th Floor
New York, New York 10020
(212) 618-6389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________

Richard L. Chang
Chairman
Shine Media Acquisition Corp.
Rockefeller Center
1230 Avenue of the Americas, 7th Floor
New York, New York 10020
(212) 618-6389

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

______________

Mitchell S. Nussbaum, Esq.	Floyd I. Wittlin, Esq.
Loeb & Loeb LLP	Bingham McCutchen LLP
345 Park Avenue	399 Park Avenue
New York, New York 10154	New York, New York 10022
(212) 407-4000	(212) 705-7000
(212) 407-4990—Facsimile	(212) 752-5370—Facsimile

______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants (2)	6,900,000 Units	$6.00	$41,400,000	$4,843.80
Shares of Common Stock included as part of the Units(2)	6,900,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	13,800,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	13,800,000 Shares	$5.00	$69,000,000	$8,073.00
Representative’s Unit Purchase Option	1	$100.00	$100.00	$—	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	360,000 Units	$7.50	$2,700,000	$315.90
Shares of Common Stock included as part of the Representative’s Units(4)	360,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	720,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	720,000 Shares	$6.25	$4,500,000	$526.50
Total			$117,600,100	$13,759.20	(5)

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 900,000 Units and 900,000 shares of Common Stock and 1,800,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)

$14,984.69 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2006
PRELIMINARY PROSPECTUS

$36,000,000

Shine Media Acquisition Corp.

6,000,000 units

______________

Shine Media Acquisition Corp. is a blank check company recently formed for the purpose of acquiring direct or indirect ownership through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, or control through contractual arrangements, of one or more operating businesses in the media and advertising industry with their principal operations and business in the People’s Republic of China. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering consists of:

•

One share of our common stock; and

•

Two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                      , 2006 and will expire on                      , 2010, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 900,000 additional units solely to cover over-allotments, if any (over and above the 6,000,000 units referred to above). The over-allotment option will be used only to the extent necessary to cover any net syndicate short position resulting from the initial distribution. We have also agreed to sell to Merriman Curhan Ford & Co., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 360,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol           on or promptly after the date of this prospectus. The common stock and warrants comprising the units will each begin separate trading on the earlier to occur of (i) the expiration of the underwriters’ over-allotment option; or (ii) 20 trading days after the exercise in full by the underwriters of such option. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols           and          , respectively. We cannot assure you, however, that any of such securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a substantial amount of risk. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)		Proceeds, Before Expenses, to Us
Per unit	$6.00	$0.36		$5.64
Total	$36,000,000	$2,160,000	(2)	$33,840,000	(2)

——————

(1)

Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering
(excluding the proceeds from any exercise of the over-allotment option), or $360,000 to be paid to Merriman Curhan Ford & Co., the representative of the underwriters.

(2)

The underwriters have agreed to deposit discounts and commissions equal to 2.5% of the gross proceeds ($0.15 per unit, or $900,000 in the aggregate, or $1,035,000 if the underwriters exercise the over-allotment option in full) into the trust account. Such funds will be released to the underwriters only upon completion of an initial business combination, as described in this prospectus.

Of the proceeds we receive from this offering and the private placement, $33,917,500 (in the event that we liquidate, $5.65 per unit for each of our public stockholders) will be deposited into a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, of which $900,000 is attributable to the underwriters’ deferred compensation.

We are offering the units for sale on a firm-commitment basis. Merriman Curhan Ford & Co., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                      , 2006.

Merriman Curhan Ford & Co.
Canaccord Adams	Montgomery & Co., LLC
______________
, 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Shine Media Acquisition Corp., references to our “existing stockholders” means the holders of our common stock immediately prior to the date of this prospectus, and the term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. Unless otherwise specified, references to “China” refer to the People’s Republic of China but does not include Macau, Hong Kong or Taiwan and references to “foreign entity” refer to companies not organized in China .. Additionally, unless we tell you otherwise, the information in this prospectus assumes the underwriters will not exercise their over-allotment option or the purchase option granted to Merriman Curhan Ford & Co. Unless we tell you otherwise, references in this prospectus to “units” include 133,333 units that our executive officers and directors have agreed to purchase in a private placement immediately prior to this offering. All share and per share information in this prospectus gives effect to a 1.25-for-1 reverse stock split effected in April 2006 (pursuant to which each 1.25 shares of our common stock was automatically converted into 1 share of our common stock) in connection with certain changes to the terms and conditions of the offering agreed to by us and the underwriters, but do not reflect a stock dividend to be effective immediately prior to this offering, as described below.

We are a blank check company organized under the laws of the State of Delaware on June 24, 2005. We were formed to acquire direct or indirect ownership through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, or control through contractual arrangements, of one or more operating businesses in the media and advertising industry with their principal operations and business in China. We believe the media and advertising industry in China is one of the fastest growing in the world and presents numerous opportunities for consolidation and growth. According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, advertising spending in China is expected to increase to $13.2 billion in 2007 from $7.7 billion in 2003, a compound annual growth rate of 14.5% from 2003 to 2007, compared to 6.6%, 4.6% and 4.6% respectively, for Asia, the United States and Europe over the same time period. In addition, we believe China’s hosting of the Olympic Games in Beijing in 2008 and the International World Exposition in Shanghai in 2010 will benefit its advertising industry. In light of China’s growing number of consumers with rising income and increasing consumer spending, we believe that the media and advertising industry in China represents a highly attractive area in which to consummate a business combination.

The media and advertising industry in China is broadly divided into four general segments:

•

Advertising companies. There are two types of advertising companies in China: advertising agencies and advertising sales companies. Advertising agencies create and manage advertising campaigns for their clients. Advertising sales companies sell advertising air time and space on behalf of content-oriented media companies to either advertising agencies or advertisers. Advertising sales companies often have established creative, marketing and sales teams and assist the content-oriented media companies with developing marketing and networking strategies, branding, production, licensing and distribution.

•

Display-oriented media companies. These companies are primarily focused on displaying or airing advertising, and include out-of-home advertising networks located in office buildings, elevators and other public places, billboards, bus-stop displays and other outdoor advertising media.

•

Internet content and services companies. These companies provide information, search engines, maps or other tools to users and may generate revenues from advertising.

•

Content-oriented media companies. These companies provide information and content to consumers and include media such as television, radio, newspapers and magazines. These companies are generally state-owned, and private and foreign ownership is prohibited.

We intend to acquire direct or indirect ownership or control of one or more target businesses in the media and advertising industry with their principal operations and business in China. Our initial focus will be on acquiring advertising sales companies, as we believe that this type of advertising company is likely to have a large number of potentially attractive acquisition candidates. We will consider opportunities with other companies in the advertising company and display-oriented media company segments of the media and advertising industry, to the extent permitted by Chinese regulations. Subject to compliance with applicable regulations, a foreign entity may directly own Chinese advertising companies and display-oriented media companies.

Chinese law requires that a foreign entity (rather than its directors or management) have at least two years of advertising experience when establishing a joint-venture advertising company with Chinese partners and three years of advertising experience when establishing a wholly foreign-owned advertising company in China. As we are a recently organized corporation without the requisite experience, we cannot acquire a Chinese company in the advertising industry directly. Therefore, we intend to either acquire ownership of one or more Chinese companies in the advertising industry through a foreign entity having the required years of advertising experience outside of China, which would concurrently acquire an equity interest in one or more target businesses, or acquire control of one or more Chinese companies in the media and advertising industry through contractual arrangements with licensed companies operating in China and their owners. Acquiring control through contractual arrangements is typically accomplished with Chinese companies by contract to empower an offshore party, such as us, to designate management of the Chinese company, and by entering into technical and service contractual arrangements so that technical services and other services are provided to the Chinese company in exchange for substantially all of the Chinese company’s net income. We anticipate that any contractual arrangements we enter into will provide that the obligations of the shareholders of the Chinese company to elect and appoint management whom we designate will be secured by their ownership in the Chinese company, and they will be required to transfer their ownership in the entity to us when permitted by PRC laws and regulations. Our concurrent acquisition of a foreign entity with the requisite advertising experience and one or more Chinese companies in the advertising industry, or acquisition of control through contractual arrangement of one or more Chinese companies in the media and advertising industry, would satisfy the requirements under Chinese law and enable us to operate in the advertising industry in China.

Our executive officers, directors and advisors have experience in investments, financing, acquisitions and operations in the media and advertising industry. In addition, they have extensive knowledge and expertise in mergers and acquisitions as well as operating and acquiring companies in China. We intend to leverage the industry experience of our executive officers, directors and advisors, including their relationships and contacts, to drive our efforts in identifying one or more target businesses in the media and advertising industry in China with which we can consummate a business combination.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously. To date, our efforts have been limited to organizational activities. We do not have any specific business combination or control arrangements under consideration, nor have we had any discussions with any target business regarding a possible transaction. Neither we, our affiliates nor any unrelated third party has taken any action as of the date of this prospectus, including prior to our incorporation on June 24, 2005, or undertaken any diligence, evaluation, discussion (formal or informal), negotiation and/or similar activity with respect to our initial business combination.  Further, neither we nor our affiliates will take any action or undertake any diligence, evaluation, discussion (formal or informal), negotiation and/or similar activity with respect to our initial business combination until we complete this offering.

We may seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other methods of financing , although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target business or its representatives or had any discussions with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has taken any measure, directly or indirectly, to locate a target business.

Our executive offices are located at Shine Media Acquisition Corp., Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020, and our telephone number is (212) 618-6389. We also have offices in China, located in Beijing and Shanghai.

Private Placement

Our officers and directors have agreed to purchase an aggregate of 133,333 units from us at a purchase price of $6.00 per unit in a private placement that will occur immediately prior to this offering. The $800,000 of gross proceeds from the private placement will be held in the trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as Trustee. See “Principal Stockholders.”

The Offering

Securities offered:

6,000,000 units, at $6.00 per unit, each unit consisting of:

•

One share of common stock; and

•

Two warrants.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will each begin separate trading on the earlier to occur of (i) the expiration of the underwriters’ over-allotment option; or (ii) 20 trading days after the exercise in full by the underwriters of such option. In no event, however, will separate trading of the common stock and warrants be allowed until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after such time, we will file an amended Current Report on Form 8-K, including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option. For more information, see the section entitled “Description of Securities—Units.”

Common stock:
Number of shares outstanding before this offering and the private placement	1,500,000 shares
Number of shares to be outstanding after this offering and the private placement	7,633,333 shares (or 8,758,333 if the underwriters’ over-allotment option is exercised in full, which includes 225,000 shares that are issuable upon exercise in full of existing stockholders’ options)
Warrants:
Number of warrants outstanding before this offering and the private placement	0
Number of warrants to be outstanding after this offering and the private placement	12,266,666 warrants (or 14,066,666 if the underwriters’ over-allotment option is exercised in full)
Exercisability	Each warrant is exercisable for one share of common stock
Exercise price	$5.00
Exercise period

The warrants will become exercisable on the later of:

•

The completion of a business combination on the terms described in this prospectus, or

•

                     , 2007

The warrants will expire at 5:00 p.m., New York City time, on ______________, 2010 or earlier upon redemption.

Redemption:

We may redeem the outstanding warrants at any time after the warrants become exercisable (including any warrants issued upon exercise of Merriman Curhan Ford & Co.’s unit purchase option):

•

In whole and not in part,

Redemption – continued

•

At a price of $.01 per warrant,

•

Upon a minimum of 30 days prior written notice of redemption, and

•

If, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed the price at which the warrants may be called for redemption or the warrant exercise price after the redemption call is made.

Private Placement

Our officers and directors have agreed to purchase in a private placement an aggregate of 133,333 units from us at a price of $6.00 per unit, for an aggregate purchase price of $800,000. The units purchased in the private placement are subject to an agreement by the existing stockholders to waive their respective rights to liquidating distributions with respect to the shares included in such units in the event we fail to consummate a business combination. The private placement units, and the shares of common stock and warrants included in such units, will not be transferable or salable by the purchasers until we complete a business combination.  In addition, commencing on the date such units, shares of common stock and warrants become transferable, the private placement units, and the shares of common stock and warrants included in such units, are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.  With those exceptions, the private placement units have terms and provisions that are identical to those of the units being sold as part of the units in this offering.

The purchasers of the private placement units are permitted to transfer such units in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such private placement units will be subject to the same sale restrictions imposed on the persons who initially purchase these units from us.  In addition, our officers and directors have agreed to vote all shares of common stock acquired as part of the units in the private placement or in connection with or following this offering in accordance with the majority of the shares voted by our public stockholders (other than our existing stockholders). As a result, they will not have any conversion rights with respect to such shares.

Proposed OTC Bulletin Board symbols for our: Units Common Stock Warrants
Offering proceeds to be held in trust:

$33,917,500 of the proceeds of this offering and the private placement (in the event that we liquidate, $5.65 per unit for each of our public stockholders) will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds consist of $32,217,500 from the net proceeds payable to us from the gross proceeds of this offering, $800,000 of the gross proceeds we received in the private placement and $900,000 of the proceeds attributable to the underwriters’ deferred compensation. These proceeds will not be released until the earlier of the completion of a business combination on the terms described in this prospectus

Offering proceeds to be held in trust: – continued

  or our liquidation. The remaining $600,000 of proceeds not held in the trust account, and up to $600,000 of the interest earned on the trust account, may be used to fund our operations for the next 24 months and to consummate a business combination. Interest earned on the trust account (net of taxes payable) and not released to us will be held in the trust account, for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation. Additionally, the $900,000 of proceeds attributable to the underwriters’ deferred compensation (and any accrued interest thereon, net of taxes payable) will be paid to the underwriters upon the consummation of our initial business combination or to our public stockholders in the event that an initial business combination is not consummated. For more information, see the section entitled “Use of Proceeds.”

Prior to the completion of a business combination, there will be no fees, reimbursement or cash payments made to our existing stockholders, including our officers, directors and advisors, other than:

•

Repayment of notes in the aggregate amount of $170,000, with 4% interest, in connection with loans made by Jean Chalopin, one of our board members, and Kilmer International Investments Limited, an entity wholly-owned by Robert B. Hersov, one of our board members, to cover offering expenses;

•

Payment of up to $10,000 per month in the aggregate to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chief executive officer and president, for office space in New York, Beijing and Shanghai, as well as for certain administrative, technology and secretarial services; and

•

Reimbursement for any expenses incident to the offering and finding a suitable business combination, such as identifying and investigating possible business targets.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account. For more information, see the section entitled “Description of Securities—Warrants.”

Stockholders must approve initial business combination:

We will seek stockholder approval before we effect our initial business combination, even if the transaction would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and advisors, have agreed to vote all of the shares of common stock owned by them (whenever and however acquired) for or against a business combination, as determined by the majority of the shares of common stock voted by the public stockholders (other than the existing stockholders). We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the aggregate shares sold in this offering vote against the business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination.”

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against our initial business combination will be entitled to convert their stock for a pro rata share of the proceeds held in the trust account plus interest earned on such proceeds (net of taxes payable), excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund our working capital, if the business combination is approved and completed. Our existing stockholders have agreed to vote all of the shares of common stock owned by them (whenever and however acquired) for or against a business combination, as determined by the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders) .. Public stockholders who convert their stock for a share of the trust account will continue to have the right to exercise any warrants they may hold. Because the per share conversion price will be lower than the $6.00 per unit offering price, and may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. These conversion provisions, which are contained in our certificate of incorporation, cannot be amended without the affirmative vote of 95% of the shares sold in this offering and the private placement. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Conversion rights.”

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders (including any of our existing stockholders who participate in this offering or who acquire shares in the aftermarket) the amount in our trust account including any accrued interest (net of taxes payable and up to $600,000 of interest that may be released to us for working capital purposes) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). These liquidation provisions, which are contained in the investment management trust agreement, cannot be amended without the affirmative vote of 100% of the public stockholders. The provisions are also set forth in our certificate of incorporation, an amendment to which requires the affirmative vote of 95% of the shares sold in this offering and the private placement. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering (including the 133,333 shares comprising the units they are acquiring in the private placement). In addition, the underwriters have agreed to waive their rights to $900,000 (or $1,035,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriters’ compensation in the event of our liquidation. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. If there are debts and obligations owed to vendors for services rendered or products sold to us, or claims of any target businesses with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in excess of the net proceeds of this offering held outside of the trust, certain of our officers and directors will be personally liable, in each case to the extent the payment of such debts or obligations would reduce the amount of funds in the trust account. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until                      , 2009 unless we are forced to liquidate, in which case the shares will be cancelled, or if we consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. For more information, see the section entitled “Principal Stockholders.”

Risks

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of our management and advisory team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required under the guidelines of the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, and the related notes and schedules thereto, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented below. The “As Adjusted” information gives effect to the sale of the units we are offering and purchased in the private placement including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

	February 28, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(381,794)	$33,632,434
Total assets	$461,471	$33,632,434
Total liabilities	$446,537	$—
Value of common stock which may be converted for cash ($5.37 per share)	$—	$6,440,278
Stockholders’ equity	$14,934	$27,192,156

——————

(1)

Excludes the $100 purchase price for the purchase option issued to Merriman Curhan Ford & Co.

Working capital and total assets amounts in the “As Adjusted” column include the $33,917,500 being held in the trust account, of which $33,017,500 will be available to us only upon the consummation of a business combination within the time period described in this prospectus and, upon such business combination, $900,000 of which will be paid to the underwriters in respect of the deferred underwriters’ compensation. If a business combination is not consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this were to occur, we would be required to convert for cash up to approximately 19.99% of the 6,000,000 shares of common stock sold in this offering or 1,199,400 shares of common stock, at an initial per-share conversion price of $5.37 without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the proceeds held in the trust account plus interest earned on such proceeds (net of taxes payable), excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund our working capital, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

The per-share conversion price (approximately $5.37 excluding interest) is less than the per-share liquidation price (approximately $5.65 excluding interest) you will receive if we fail to timely consummate a business combination, since the liquidation amount will include the proceeds of the private placement and the deferred underwriters’ compensation, while the conversion price is based on the proceeds (net of all expenses, discounts and commissions, including the underwriters’ deferred compensation) of this offering only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occurs, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Associated With Our Business

We are a development stage company with no operating history, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the media and advertising industry with their principal operations and business in China. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination, and we cannot assure you as to when, or if, a business combination will occur.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•

the history and prospects of similarly structured “blank check” companies;

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the actual and proposed offerings of those companies, including the structure and size of the offerings;

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the general conditions of the securities markets at the time of the offering; and

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an assessment by management of the funds necessary to complete an acquisition in the media and advertising industry in China and to maintain sufficient liquidity in the public markets after a business combination.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate.

If we are not able to consummate a business combination within the required time frame, we will be forced to liquidate, and, upon distribution of the trust account, our public stockholders will receive less than $6.00 per share, and our warrants will expire with no value.

We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering, and the business combination has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other similar business combination under consideration, and neither we, nor any affiliate, attorney, agent or representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction or taken any direct or indirect measures to locate or search for a target business.

If we are unable to complete a business combination and forced to liquidate our assets, the per-share liquidation amount will be approximately $5.65 , plus interest (net of taxes payable and up to $600,000 of interest earned on the trust account that may be released to us to fund our working capital ), because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, and, accordingly, the warrants will expire with no value if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to Rule 419, a certain portion of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital, or paid to the underwriters in the event that we consummate a business combination. Further, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced, and the per-share liquidation amount received by stockholders could be less than $5.65 per unit.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we are unable to complete a business combination and are forced to liquidate, Richard L. Chang, our chairman, David Y. Chen, our chief executive officer and president, and Hock S. Ong, our Chief Financial Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or claims of any target business with which we have entered into a letter of intent, confidentiality agreement or other written agreement, but only to the extent necessary to ensure that such loss or claim does not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.65 plus interest (net of taxes payable), due to claims of such creditors.

Since we have not selected any target businesses with which to complete a business combination, investors in this offering are unable to ascertain the merits or risks of any particular target business’ operations before deciding to invest.

Since we have not yet identified any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business’ operations. If we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement only $600,000 will be available to us initially outside the trust account to fund our working capital requirements. Accordingly, we will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to the interest earned on the trust account (net of taxes payable), up to a maximum of $600,000 for such purpose and to repay working capital loans from management, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

A significant portion of the net offering proceeds not held in the trust account could be expended in pursuing business combinations that are not consummated, requiring us to find additional sources of working capital to continue to identify target businesses.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require significant management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that at least 20% of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and engage in a business combination with another business. See the section entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 56 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements. Of these companies, only 6 companies have consummated a business combination, while 11 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 50 blank check companies with more than $3.1 billion in trust that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 6 of such companies have completed a business combination and 11 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, with such designations, rights and preferences as may be determined from time to time by our board of directors. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option or the existing stockholders’ options ), there will be 68,020,001 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Merriman Curhan Ford & Co., the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock, including upon conversion of any debt securities:

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May significantly reduce the equity interest of investors in this offering;

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Will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•

May adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

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May lead to default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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May cause an acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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May create an obligation to immediately repay all principal and accrued interest, if any, if the debt security was payable on demand; and

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May hinder our ability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

Some or all of our current officers and directors may resign upon consummation of a business combination, and we will have only limited ability to evaluate management of the target business.

Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. The future role of our current officers and directors following a business combination, however, cannot presently be fully ascertained. Although it is possible that some of our key personnel, particularly our chairman, and our chief executive officer and president, will remain in senior management or advisory positions with a target business following a business combination, it is likely that some or all of the management of a target business at the time of a business combination will remain in place. Moreover, our current management will likely only remain with us after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which negotiations will take place with our directors at the time of such business combination and which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to consummate a business combination in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control us following the business combination, it may be less likely that our current management would remain with us unless it had been negotiated as part of the transaction through the acquisition agreement, an employment agreement or other arrangement. If members of our management negotiate post-acquisition employment terms acceptable to them with respect to a potential business combination, they may look unfavorably upon or reject another potential business combination where the target business’ owners refuse to retain members of our management, thereby resulting in a conflict of interest. While we intend to closely scrutinize any candidates for management after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as with United States securities laws, and we would have to expend time and resources to familiarize them with such requirements and laws. This could be expensive and time-consuming and could lead to various regulatory issues which may result in our operations becoming less efficient.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled “Certain Transactions—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are now, and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination and two of our directors intend to be principals in another “blank check” company. In addition, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Due to these affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. For a complete discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Transactions—Conflicts of Interest”. We cannot assure you that these conflicts will be resolved in our favor.

All of our existing stockholders, which includes all our officers, directors and certain of our advisors, own shares of our common stock which will not participate in liquidation distributions, and therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our existing stockholders, which includes all our officers, directors and certain of our advisors, own shares of our common stock which were issued prior to this offering, including those issued in the private placement, but have waived their right to receive distributions with respect to those shares upon our liquidation if we fail to complete a business combination. The personal and financial interests of our existing stockholders may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’, directors’ and advisors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, which includes all of our officers and directors, and advisors who hold shares, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account (or released to us as interest income) unless the business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our officers, directors and advisors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount outside the trust account, which if not agreed to by the target business’ owners, could cause our officers, directors and advisors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our officers, directors and advisors may have a potential conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

Our initial business combination may be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

The net proceeds from this offering and the private placement will provide us with approximately $33,017,500 which we may use to complete a business combination (less up to $6,440,278 that our public stockholders may redeem for cash pursuant to their conversion rights). Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of the consummation of the transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company or companies with a fair market value in excess of 80% of our net assets at the time of the acquisition; however, we have no current plans or agreements to enter into any such financing arrangements. We may not be able to consummate more than one business combination because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we also face the risk that conditions to closing with respect to the acquisition of multiple transactions are not satisfied, which could bring the fair market value of the initial business combination below the required fair market value threshold of 80% of our net assets. In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

If we consummate a business combination with only one target business meeting the 80% threshold, we may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (or interest income related to us), or because we become obligated to convert for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or target businesses. The failure to secure additional financing could result in our inability to effectuate our business plan for the development or growth of the target business. None of our officers, directors, advisors or stockholders are required to provide any financing to us in connection with or after a business combination.

Our existing stockholders paid an aggregate of $25,000 or approximately $0.017 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our existing stockholders having acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.5% or $1.77 per share (the difference between the pro forma net tangible book value per share of $4.23, and the initial offering price of $6.00 per unit).

Our outstanding warrants may substantially reduce the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units, we will be issuing warrants to purchase 12,266,666 shares of common stock (assuming no exercise of the underwriters’ over-allotment option or if the existing stockholders’ options are exercised in full). We will also grant upon the consummation of this offering an option to purchase 360,000 units to Merriman Curhan Ford & Co. the representative of the underwriters, which, if exercised, will result in the issuance of additional warrants to purchase 720,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and this option may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could substantially reduce the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and this option are exercised, you may experience dilution to your holdings.

If the private placement was not conducted in compliance with applicable law, the existing stockholders may have the right to rescind their securities purchases. The rescission rights, if any, may require us to refund an aggregate of $800,000 to our existing stockholders, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Although we believe that we conducted the private placement in accordance with applicable law, there is a risk that the units, and shares and warrants underlying the units, and shares of common stock should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws.  Although the existing stockholders have waived their respective rights, if any, to rescind their unit purchases as a remedy to our failure to register these securities, their waiver may not be enforceable in light of the public policy underlying Federal and state securities laws.  If the existing stockholders bring a claim against us and successfully assert rescission rights, we may be required to refund an aggregate of $800,000, plus interest, to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Any exercise by our existing stockholders of their registration rights may substantially reduce the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their initial shares of common stock at any time after the date on which their shares are released from escrow, which will not be before three years from the date of this prospectus, except in limited circumstances. In addition, our officers and directors are entitled to demand that we register the resale of the private placement units, and the shares of common stock and warrants included in the private placement units, at any time after we consummate our initial business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, including those shares of common stock purchased in the private placement, then there will be an additional 1,899,999 shares of common stock (which amount includes 266,666 shares of our common stock issuable upon exercise of outstanding warrants but does not include the exercise of the existing stockholder options) eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of a target business, as the stockholders of such target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect the exercise of these rights may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information.”

There is currently no market for our securities, and a market for our securities may not develop, which could limit the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history in making their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop, or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. We cannot assure you, however, that the securities will be quoted, or if quoted, the securities will continue to be quoted by the OTC Bulletin Board or any other market in the future. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•

Restrictions on the nature of our investments; and

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Restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, burdensome requirements may be imposed on us, including:

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Registration as an investment company;

•

Adoption of a specific form of corporate structure; and

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Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because our existing stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by NASAA, an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders initial investment of $25,000 is less than the required $1,010,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Under the policies of NASAA, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account plus interest released to us from the trust account for working capital, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination, which may have the effect of reducing the available proceeds not deposited in the trust account plus interest released to us from the trust account for working capital, available for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of out-of-pocket expenses be included as a term or condition in any agreement with respect to a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, our revenues and profits could be reduced, and the price of our stock held by the public stockholders could decrease.

Risks Relating to Regulation of the Corporate Structures We May Use in Connection With an Acquisition

We may not be able to locate and acquire a foreign advertising company with the requisite experience which would allow us to directly invest in the Chinese advertising industry, and even if we are successful, we may not be able to coordinate the concurrent purchase of one or more Chinese advertising companies.

Chinese regulations currently permit foreign entities to hold 100% of the equity interests in Chinese advertising companies, provided these foreign entities (rather than its directors or management) have at least three years of direct operations experience in the advertising industry. If foreign entities establish Chinese-foreign joint venture companies in the advertising industry in China, such foreign entities are required to have at least two years of direct operations experience in the advertising industry. We do not currently operate an advertising business with the required years of advertising experience. Accordingly, we may, in connection with effecting a business combination, choose to purchase a foreign entity with two or more years of experience in the advertising industry outside of China, and cause such foreign entity to concurrently acquire a majority interest in one or more Chinese target businesses. If we were to effect this type of business combination, through a foreign entity with three or more years of experience in the advertising business, such foreign entity would be able to purchase 100% of a target business, and the target business would then become a wholly owned subsidiary of us. We cannot assure you, however, that we will be able to find a foreign entity with the required years of advertising experience. In addition, any foreign company that we locate may not be available for purchase at the same time as our target business or businesses, or if available, may not be available for purchase on terms agreeable to us. In the event that the cost of acquiring a foreign entity, including due diligence and other expenses related to acquisition, is materially greater than we expect, we may not have sufficient funds available to complete our acquisition of one or more target Chinese businesses. We cannot assure you that we will be able to coordinate the concurrent purchase of the foreign entity and one or more Chinese advertising companies.

Instead of acquiring one or more Chinese media and advertising companies through a foreign entity, we may attempt to obtain control of Chinese companies in the media and advertising industry through contractual arrangements, and the Chinese government may find that the resulting corporate structure does not comply with Chinese governmental restrictions on foreign investment in media or advertising, and we may be required to forfeit all economic benefits of such contracts and be subject to severe penalties.

We may choose to effect a business combination by making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies in the media and advertising industry holding the licenses required to engage in the media or advertising business. For a description of the general nature of the contractual arrangements we may make in connection with such method of business combination, see the section entitled “Proposed Business—Alternative Structures to Comply With Regulations on Media and Advertising Industry—Contractual Arrangements.” However, there are substantial uncertainties regarding the interpretation and application of current and future laws and regulations in China. If the Chinese government finds that the contractual arrangements that we may use to establish the structure for operating our media or advertising business do not comply with government restrictions on foreign investment in media or advertising businesses, we may be required to forfeit all economic benefits of such contracts, including forfeiting any economic benefit we previously received under the contracts.

If we are found to be in violation of any existing or future Chinese laws or regulations, or fail to obtain or maintain any of the required permits or approvals, we could be subject to severe penalties, and the relevant Chinese regulatory authorities, including the State Administration of Industry and Commerce (“SAIC”), would have broad discretion in dealing with such violations, including the authority to:

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Revoke the business and operating licenses of our target business;

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Discontinue or restrict our target business’ operations;

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Impose conditions or requirements with which we may not be able to comply;

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Levy fines;

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Require us to restructure the relevant ownership structure; or

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Invalidate the contractual obligations which created our corporate structure and/or unwind the business combination.

The imposition of any of these penalties would materially adversely affect our ability to operate our business following a business combination.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies in the media and advertising industry holding the licenses required to engage in the media or advertising business and its shareholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control of full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, following a business combination we may not be able to exercise our rights as a shareholder to effect changes in the board of directors of the target business, which in turn could effect changes at the management level. In addition, payments from any such target business to us or our subsidiaries could represent all or a substantial portion of our internal source of funds and the failure to receive payment could have a material adverse effect on our business. If the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the acquisition.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If existing laws and regulations in China or the way they are interpreted change, we may not be able to acquire an advertising business in China by concurrently acquiring a foreign entity with the requisite advertising experience, or by entering into contractual arrangements to obtain control of one or more Chinese companies in the media and advertising industry, and we may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate.

There are substantial uncertainties regarding the interpretation, application and future direction of existing laws and regulations related to foreign investment in the media and advertising industry in China. If the current laws and regulations in China change, we may not be able to acquire an advertising business in China by concurrently acquiring a foreign entity with the requisite advertising experience or enter into contractual arrangements with companies in China that would hold the required licenses to operate a media or advertising company. We cannot assure you that we would be able to establish an alternative corporate structure that would allow us to consummate a business combination. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets, and the per-share liquidation price will be less than $6.00 per share due to the expenses of the offering, our general and administrative expenses and the anticipated costs of seeking a business combination. If we are forced to liquidate, there will also be no distribution with respect to our outstanding warrants, and the warrants will expire with no value.

Any contractual arrangements we may enter into with a Chinese media or advertising company in which we do not have a direct ownership interest would subject us to an additional layer of taxation, and may be subject to scrutiny by the Chinese tax authorities.

If we acquire a Chinese media or advertising company by entering into contractual arrangements with it and having our nominees serve as its shareholders, under current Chinese tax laws the revenue of the Chinese advertising company will be subject to business tax when it is earned by such company and again when such revenue is paid to us or our subsidiaries. This dual layer of taxation could result in us receiving less after-tax revenue than if we acquired a direct ownership interest in a Chinese media or advertising company, which structure would likely be subject to only a single layer of business tax. In addition, we could face material and adverse tax consequences if the Chinese tax authorities determine that our contracts with any affiliated Chinese media or advertising company that we control were not entered into based on arm’s length negotiations.

Risks Associated With Our Industry and With Doing Business in China

Media and advertising spending in China is particularly sensitive to changes in economic conditions and advertising trends making it harder to assess whether any company we acquire will be profitable.

In China, demand for advertising time slots, and resulting advertising spending by clients, is particularly sensitive to changes in general economic conditions. Advertisers may reduce the money they spend to advertise for a number of reasons, including:

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A general decline in economic conditions; and

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A decision to shift advertising expenditures to other available advertising media.

Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow, and with it, demand for advertising media and advertising services. However, the growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that the Chinese economy will continue to grow as forecasted. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for media and advertising spending. A decrease in demand for advertising media in general and for any advertising services in particular could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

After a business combination, we may be subject to, and may expend significant resources defending against, government actions and civil suits in China based on the content and services we provide.

Advertising laws and regulations in China require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the Chinese government may order a violator to cease its advertising business operations.

After a business combination, we will most likely be obligated under Chinese laws and regulations to monitor any advertising content we may produce or any network we may operate for compliance with applicable law. In general, Chinese laws require regulated companies to independently review and verify their advertisements for content compliance before displaying the advertisements. In terms of general advertisements, regulated companies are obligated to confirm that the advertisers have obtained operating qualifications, proof of quality inspection of the advertising products, and other documents certifying the truthfulness of the contents of the advertisements. However, with respect to advertisements for certain types of products or services, such as medicine, medical apparatus, pesticides or veterinary medicine, we would be required to submit such advertisements to the government for their approval, as well as the documents required for general advertisements to regulated companies for confirmation. We cannot assure you that each advertisement any potential advertising client or agency may provide to us and which a media company may broadcast or publish in China will be in compliance with relevant Chinese advertising laws and regulations or that the supporting documentation and government approvals provided to us by any potential advertising clients in connection with certain advertising content will be complete and accurate. Any violations of applicable Chinese advertising laws and regulations may affect our reputation and ability to generate revenues and may subject us to fines by Chinese governmental authorities as well as civil actions.

Our business operations may be affected by legislative or regulatory changes in China.

We may enter into a business combination with a target business that is not subject to regulations specific to its business. However, relevant Chinese government authorities are currently considering adopting new regulations influencing various aspects of the media and advertising industry and we cannot predict the timing and effects of any new regulations. Because laws and regulations governing the media and advertising industry in China change frequently and because we do not know in which segment of the media and advertising industry the company with which we consummate a business combination will operate, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business. Changes in laws and regulations governing the segments of the media and advertising industry in China that we plan to target, or otherwise affecting the media and advertising industry in China may materially and adversely affect our ability to consummate a business transaction with a target business or, assuming we are able to consummate a business combination, may materially and adversely affect our results of operations, business or prospects.

Our operations after a successful business combination in China may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to the market-oriented economies of member countries of the Organization for Economic Cooperation and Development (“OECD”).

The Chinese economy has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, China’s economy has been transitioning to a more market-oriented economy. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The Chinese economy also differs from the economies of most countries belonging to the OECD, an international group of member countries sharing a commitment to democratic government and market economy, in the following ways:

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Economic structure;

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Level of government involvement in the economy;

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Level of development;

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Level of capital reinvestment;

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Control of foreign exchange; and

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Methods of allocating resources.

As a result of these differences, investment histories in other OECD member countries may not provide a sound basis for assessing potential investments in China.

Because most of our directors and officers reside outside of the United States, and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

Most of our directors and officers reside outside of the United States, and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Although China has executed the Agreement on Mutual Judicial Assistance in Criminal Matters with the United States in June 2000, there is no extradition treaty between the United States and China. Therefore, it is unclear whether criminal penalties under United States federal securities laws would be enforced effectively in China, if at all.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with, or which can be reconciled to, and audited in accordance with, United States Generally Accepted Accounting Principles (“GAAP”), prospective target businesses may be limited.

We will require that a proposed target business have certain financial statements that are prepared in accordance with, or which can be reconciled to, and audited in accordance with, United States GAAP. If a proposed target business does not have financial statements that have been prepared with, or which can be reconciled to, and audited in accordance with, United States GAAP, we will not acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

Exchange controls that exist in China may limit our ability to use our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments and other distributions to us.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such capital reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

A recently issued SAFE Circular relating to offshore investment activities by residents or companies in China may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activities, and a failure by our stockholders who are residents of China to make any required applications and filings pursuant to such Circular may prevent us from being able to distribute profits and could expose us and our China resident stockholders to liabilities under Chinese law.

The Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Financing and Backtrack Investment Through Offshore Special Purpose Vehicles (Huifa[2005]No.75)(the “Circular”) was issued by SAFE on October 21, 2005 and took effect on November 1, 2005. The Circular allows Chinese residents and companies, by using their assets or equity interests held in a Chinese domestic enterprise, to directly establish or indirectly gain control over special purpose vehicles outside of China for fund raising purposes and make a related investment back into a domestic Chinese company. The Circular may apply to our stockholders who are residents of China.

The Circular requires that a domestic resident or company who establishes special purpose vehicles outside of China, or gains indirect control over special purpose vehicles outside of China by means of purchase, trust, nominee holding, voting right, share repurchase or convertible bond, must make a foreign exchange registration at a local SAFE branch prior to its establishment of or gaining control over such special purpose vehicles and must follow the foreign exchange registration amendment procedures with regard to any change of its equity interest in the special purpose vehicle. Domestic residents or companies are obligated to apply to SAFE to revise the foreign exchange registration or filing with SAFE as a result of any material capital changes of a special purpose vehicle. A domestic resident’s or company’s foreign exchange earnings obtained in the form of profit, dividend or capital change from a special purpose vehicle must be fully remitted back to China within 180 days after the receipt of such amount. Failure to comply with the registration requirements described in the Circular could result in liability under Chinese law for foreign exchange evasion.

After a business combination, we cannot provide any assurances that any of our stockholders who are Chinese residents will make the registration or filing required by the Circular or other related legislation. If these stockholders fail or are unable to make the required registration or change of registration or filing it may hinder or restrict our ability to receive distributions from any of our Chinese affiliates and hinder or restrict our ability to raise capital inside or outside of China. Any such actions could materially and adversely affect our business and prospects. See “Proposed Business—Government Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions” for further information.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option

Gross proceeds(1)
Offering	$36,000,000	$41,400,000
Private placement	800,000	800,000
Total	$36,800,000	$42,200,000
Offering and placement expenses(2)
Underwriting discount (6% of gross proceeds)	2,160,000	2,484,000
Non-accountable expense allowance	360,000	360,000
Legal fees and expenses (including blue sky services and expenses)	500,000	500,000
Miscellaneous expenses(4)	75,325	75,325
Printing and engraving expenses	25,000	25,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	17,125	17,125
NASD filing fee	15,050	15,050
Total offering expenses	$3,182,500	$3,506,500
Total net proceeds	$33,617,500	$38,693,500
Held in trust(3)	33,917,500	39,128,500
Amount held in trust as a percentage of the gross proceeds of only this offering	94.2%	94.5%
Not held in trust	$600,000	$600,000
Use of proceeds not held in trust and up to $600,000 of after tax interest income on the trust account that may released to us
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination once a target business has been identified and the preparation and filing of the related proxy statement	$300,000	25.00%
Payment for office space and administrative and support services ($10,000 per month for up to 24 months)	240,000	20.00%
Due diligence of prospective target businesses(5)	150,000	12.50%
Legal and accounting fees relating to SEC reporting obligations	40,000	3.33%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments, lock-up payments, funding of a “no-shop” provision with respect to a particular business combination or payment of Corporate Franchise taxes ), D&O insurance and reserves	470,000	39.17%
Total	$1,200,000	100.00%

——————

(1)

Excludes the payment of $100 from Merriman Curhan Ford & Co. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.

(2)

A portion of the offering expenses, including the SEC registration fee and NASD filing fee and approximately $79,250 of legal and accounting fees, have been paid from the funds we received from Mr. Chalopin and an entity wholly-owned by Mr. Hersov, as described in this section. These funds will be repaid out of the proceeds of this offering allocated for the payment of offering expenses.

(3)

The underwriters have agreed to deposit discounts and commissions equal to 2.5% of the gross proceeds ($0.15 per unit, $900,000 in the aggregate, or $1,035,000 in the aggregate if the underwriters exercise the over-allotment option in full) into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination. The payment of such $900,000, or $1,035,000 in the aggregate if the underwriters exercise the over-allotment option in full, into the trust account is reflected on this line item.

(4)

Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

(5)

These expenses include: potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf; any reimbursements to our existing stockholders in the event and to the extent that they make payments to any third parties that perform due diligence on our behalf; and any reimbursement to our existing stockholders for any out-of-pocket expenses incurred by our existing stockholders in performing due diligence.

$33,917,500, or $39,128,500 if the underwriters’ over-allotment option is exercised in full, of net proceeds received by us from this offering and the private placement will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in trust will not be released from the trust account (except as described below) until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (except as described below) may be used as consideration to pay the sellers of a target business or target businesses with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of a target business or target businesses may be used to finance operations of such target business or target businesses or to repay expenses incurred in excess of the amounts not held in the trust account. Additionally, the proceeds held in the trust account will be used to pay the underwriters, deferred compensation equal to 2.5% of the gross proceeds of this offering, or $900,000 ($1,035,000, if the over-allotment option is exercised in full), upon the consummation of our initial business combination. In the event that we do not consummate a business combination within the time limits described in this prospectus, all proceeds held in trust will be included in the liquidation distribution to our public stockholders.

The remaining $600,000 of net proceeds not held in the trust account and up to $600,000 of the interest earned on the trust account (net of taxes payable on such interest) may be used to fund our operations for the next 24 months and to consummate a business combination. Interest earned on this trust account and not released to us will be held in the trust account for use in completing a business combination, released to investors upon exercise of their conversion rights or upon liquidation or, in the case of interest earned on the underwriters’ deferred compensation (in the event we consummate a business combination) paid to the underwriters.

We have agreed to pay Enjoy Media (Hong Kong) Limited, an affiliate of our chief executive officer and president, an aggregate of $10,000 per month for office space in New York, Beijing and Shanghai as well as certain administrative, technology and secretarial services. We believe that, based on rents and fees for similar services in New York, Beijing and Shanghai, the fee charged by Enjoy Media (Hong Kong) Limited is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use working capital of approximately $470,000, for director and officer liability insurance premiums (approximately $150,000 ), with the remaining balance (approximately $320,000) being held in reserve for tax payments in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, but may also include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities, in which event we believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

We may use a portion of such working capital to pay finders fees, consulting fees or other similar compensation, make a deposit, lock-up payment, down payment, fund a “no-shop” provision with respect to a particular proposed business combination or payment of corporate franchise taxes, although we do not have any current intention to do so. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that such deposit or payment were substantial enough (thereby depleting a significant portion of our assets not held in trust) or in the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such deposit or payment or otherwise) we could be left with insufficient funds to consummate the business combination or to continue searching for, or conduct due diligence with respect to, other potential target businesses. It is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended may be used to finance the operations of the target business or target businesses, to pay finders fees or other expenses contingent on consummating a business combination or for further acquisitions.

As of the date of this prospectus, Jean Chalopin and Kilmer International Investments Limited, an entity wholly-owned by Robert B. Hersov, have advanced to us a total of $170,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and accounting fees and expenses. Messrs. Hersov and Chalopin are each members of our board of directors. In connection with these loans, we issued notes to each of Mr. Chalopin and Kilmer International Investments Limited. The notes will be payable with 4% annual interest on the earlier of July 12, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering allocated for the payment of offering expenses.

The net proceeds of this offering and the private placement held in trust, and the remaining net proceeds which are available to us but which are not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions promulgated under the Investment Company Act of 1940, as amended, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of the net proceeds not held in trust will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering and provided that we are able to withdraw up to $600,000 of interest from the trust account for working capital purposes, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $10,000 per month fee for office space and related services described above, and except for an option to purchase a number of shares of our common stock as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised (which may be deemed compensation), no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders or any of their affiliates for services rendered to us prior to or in connection with the consummation of a business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and from interest earned in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business or target businesses. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. In the event a business combination is consummated, there is no limit on the amount of other accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board, or a court of competent jurisdiction if such reimbursement is challenged. However, if we do not consummate a business combination, we expect all of the funds held in trust, including any interest earned on the funds held in trust, the deferred underwriters’ compensation and the proceeds of the private placement, net of taxes payable and up to $600,000 of interest that may be released to us to fund our working capital would be distributed pro rata to the public stockholders, to the extent not subject to third party claims other than existing stockholder expense reimbursement claims.

A public stockholder will be entitled to receive funds from the trust account (including proceeds from the private placement, the deferred underwriters’ compensation any interest earned on his, her or its portion of the trust account, net of up to $600,000 of interest made available to search for and consummate an acquisition and taxes payable) in the event of our liquidation upon our failure to complete a business combination within the allotted time. Each public stockholder will also be entitled to receive funds from the trust account in the event that he, she or it were to convert shares for cash in connection with a business combination which the public stockholder votes against and which we actually consummate. In such event, each such stockholder will receive an amount per-share equal to the proceeds held in the trust account plus interest earned on such proceeds (net of taxes payable), excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund our working capital. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at February 28, 2006 and as adjusted to give effect to the sale of our units in this offering and the private placement (assuming the underwriters’ over-allotment option or the option held by existing stockholders is not exercised) and the application of the estimated net proceeds derived from the sale of our units:

	February 28, 2006
	Actual	As Adjusted

Notes payable to stockholders	$170,000	$—
Total debt	$170,000	$—
Common stock, $.0001 par value, -0- and 1,199,400 shares which are subject to possible conversion, shares at conversion value(1)	$—	$6,440,278
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 89,000,000 shares authorized; 1,500,000 shares issued and outstanding; 6,433,933 shares issued and outstanding (excluding 1,199,400 shares subject to possible conversion), as adjusted	150	643
Additional paid-in capital	24,850	27,201,579
Deficit accumulated during the development stage	(10,066)	(10,066)
Total stockholders’ equity	14,934	27,192,156
Total capitalization	$184,934	$33,632,434

——————

(1)

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion to cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the proceeds held in the trust account plus interest earned on such proceeds (net of taxes payable), excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund our working capital, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

At February 28, 2006 our net tangible book value was a deficiency ($381,794) or approximately $(.25) per share of common stock. After giving effect to the sale of 6,133,333 shares of common stock included in the units sold in this offering and the private placement , and the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 1,199,400 shares of common stock which may be converted for cash) at February 28, 2006 would have been $27,192,156, or approximately $4.23 per share, representing an immediate increase in net tangible book value of approximately $4.48 per share to the existing stockholders and an immediate dilution of $1.77 per share, or approximately 29.5%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $6,440,278 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the proceeds in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, plus interest on such proceeds (net of taxes payable) excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund our working capital, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(.25)
Increase attributable to new investors	4.48
Pro forma net tangible book value after this offering		4.23
Dilution to new investors		$1.77

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share

	Number	Percentage	Amount	Percentage

Existing stockholders	1,500,000	19.65%	$25,000	00.07%	$0.02
Private placement investors	133,333	1.75	800,000	2.17	$6.00
New investors	6,000,000	78.60%	36,000,000	97.76%	$6.00
	7,633,333	100.00%	$36,825,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and the private placement	$(381,794)
Proceeds from this offering and the private placement	33,617,500
Offering costs paid or accrued in advance and excluded from tangible book value before this
offering and the private placement	$396,728
Less: Proceeds held in trust subject to conversion ($32,217,500 × 19.99%)	(6,440,278)
$27,192,156
Denominator:
Shares of common stock outstanding prior to the offering and the private placement	1,500,000
Shares of common stock included in the units offered in the offering and the private placement	6,133,333
Less: Shares subject to conversion (6,000,000 × 19.99%)	(1,199,400)
6,433,933

——————

The preceding calculations assume the payment in full of the underwriters’ discount.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 24, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition or other business combination with one or more operating businesses in the media and advertising industry with their principal operations and business in China. Under the current regulatory environment in China, the primary investment opportunities in this industry available to non-Chinese companies like ours are in the advertising sector. In the event that changing regulations permit, we may consider making an acquisition in other sectors of the media and advertising industry in China. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination under consideration and neither we, nor any representative acting on our behalf, have had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•

May significantly reduce the equity interest of our stockholders;

•

Will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

May adversely affect prevailing market prices for our common stock.

Similarly, the occurrence of debt:

•

May lead to default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

May cause an acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

May create an obligation to immediately repay all principal and accrued interest, if any, if the debt security is payable on demand; and

•

May hinder our ability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential lenders.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $2,282,500, including $662,500 of other expenses related to this offering, $1,260,000 (or $1,449,000 if the underwriters’ over-allotment option is exercised in full) of underwriting discounts and a $360,000 non-accountable expense allowance we will pay to Merriman Curhan Ford & Co., will be approximately $34,517,500 (or $39,728,500 if the underwriters’ over-allotment option is exercised in full). Of this amount, $33,917,500, or $39,128,500 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining approximately $600,000 will not be held in trust. Additionally, the proceeds held in the trust account will be used to pay the underwriters a deferred underwriting discount equal to 2.5% of the gross proceeds of this offering or $900,000 ($1,035,000 if the over-allotment option is exercised in full), upon the consummation of our initial business combination or our public stockholders in the event that an initial business combination is not consummated. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended may be used to finance the operations of the target business or target businesses, to pay finders fees or other expenses contingent on consummating a business combination, or for further acquisitions. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $600,000 on the trust account that may be released to us for working capital purposes, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Over this time period, we anticipate approximately $300,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination once a target business has been identified and the preparation and filing of the related proxy statement, $240,000 for administrative services and support payable to an affiliate of our chairman, chief executive officer and president (up to an aggregate of $10,000 per month for 24 months as further described below), $150,000 of expenses for the due diligence and investigation of a target business (includes potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf, as well as any reimbursements to our existing stockholders in the event and to the extent that our existing stockholders make payments to any third parties that perform due diligence on our behalf, and for any out-of-pocket expenses incurred by our existing stockholders in performing due diligence), $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $470,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chief executive officer and president, an aggregate monthly fee of $10,000 for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York, Beijing and Shanghai. In addition, on July 12, 2005, Jean Chalopin, one of our board members, and Kilmer International Investments Limited, a wholly-owned entity of Robert Hersov, one of our board members, advanced to us a total of $170,000 to cover expenses related to this offering. In connection with these loans, we issued notes to each of Mr. Chalopin and Kilmer International Investments Limited. These notes will be payable with a 4% annual interest on the earlier of July 12, 2006 or the consummation of this offering. These notes will be repaid out of the proceeds of this offering allocated for the payment of offering expenses.

Upon the consummation of this offering, we have agreed to sell to Merriman Curhan Ford & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 360,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option will also contain a cashless exercise feature that allows the holders of the option to use the appreciated value of the option to exercise the option without paying cash .. For additional information on this purchase option, see the section entitled “Underwriting—Purchase Option.”

We intend to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the offering resulting in a charge directly to stockholders’ equity and a credit to paid-in capital, and, accordingly, there will be no net impact on our financial position or results of operations, except for recording the receipt of the $100 payment at the time of the sale of the option. We estimate that the fair value of this option is $850,475 using the Black-Scholes option-pricing model. The fair value of the option is estimated using the following assumptions: (1) expected volatility of 45.9%, (2) a risk-free interest rate of 4.09% and (3) a contractual life of four years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by analyzing the volatility over a one-year period for the stock prices of the 54 companies listed in the USX China Index, a modified market capitalization-weighted index comprised of U.S. exchange-listed securities of companies which derive a majority of their revenues within China, and which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a business combination. The assumption of a contractual life of four years is based on the maximum term during which the option may be exercisable, and during which the option may be sold, assigned, pledged or hypothecated, other than to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although an expected life of four years was used in the calculation of the fair value of the option if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

We have granted to our existing stockholders options, exercisable at $0.017 per share, to purchase that number of shares, up to 225,000, which will enable them to maintain their ownership of 20% of our outstanding shares (excluding the shares purchased in the private placement) after the offering in the event the underwriters exercise the over-allotment option. Using a Black-Scholes option valuation model, the per share weighted-average fair value of the existing stockholders’ options would be $5.48, or a total of $1,233,000. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our existing stockholders’ options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on June 24, 2005. We were formed to acquire direct or indirect ownership through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, or control through contractual arrangements, of one or more operating businesses in the media and advertising industry with their principal operations and business in China. We believe the media and advertising industry in China is one of the fastest growing in the world and presents numerous opportunities for consolidation and growth. According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, the advertising sector of the media and advertising industry in China is the largest in Asia excluding Japan, and is expected to grow at a compound annual growth rate that exceeds the rest of Asia, the United States and Europe. In addition, we believe China’s hosting of the Olympic Games in Beijing in 2008 and the International World Exposition in Shanghai in 2010 will benefit its advertising industry. In light of China’s growing number of consumers with rising income and increasing consumer spending, we believe that the media and advertising industry in China represents a highly attractive area in which to consummate a business combination.

The media and advertising industry in China is broadly divided into four general segments:

•

Advertising companies. There are two types of advertising companies in China: advertising agencies and advertising sales companies. Advertising agencies create and manage advertising campaigns for their clients. Advertising sales companies sell advertising air time and space on behalf of content-oriented media companies to either advertising agencies or advertisers. Advertising sales companies often have established creative, marketing and sales teams and assist the content-oriented media companies with developing marketing and networking strategies, branding, production, licensing and distribution.

•

Display-oriented media companies. These companies are primarily focused on displaying or airing advertising, and include out-of-home advertising networks located in office buildings, elevators and other public places, billboards, bus-stop displays and other outdoor advertising media.

•

Internet content and services companies. These companies provide information, search engines, maps or other tools to users and may generate revenues from advertising.

•

Content-oriented media companies. These companies provide information and content to consumers and include media such as television, radio, newspapers and magazines. These companies are generally state-owned, and private and foreign ownership is prohibited.

We intend to acquire direct or indirect ownership or control of one or more target businesses in the media and advertising industry in China. Our initial focus will be on acquiring advertising sales companies as we believe that this type of advertising company is likely to have the largest number of potentially attractive acquisition candidates. If we are unable to find advertising sales companies that present us with attractive acquisition opportunities, we will consider opportunities with other companies in the advertising company and display-oriented media company segments of the media and advertising industry, as permitted by Chinese regulations. Subject to compliance with applicable regulations, a foreign entity may directly own Chinese advertising companies and display-oriented media companies.

Regulations in China currently permit foreign entities to own 100% of companies in the advertising industry in China, provided these foreign entities (rather than their directors and/or management) have at least three years of direct operations experience in the advertising industry. If foreign entities establish Chinese-foreign joint venture companies in the advertising industry in China, such foreign entities are required to have at least two years of direct operations experience in the advertising industry. We are a recently organized company that does not currently operate an advertising business and as such do not currently qualify under these Chinese regulations. Therefore, we intend to either acquire ownership of one or more Chinese companies in the advertising industry through a foreign entity having the required years of advertising experience outside of China, which would concurrently acquire an equity interest in one or more target businesses, or acquire control of one or more Chinese companies in the media and advertising industry through contractual arrangements with licensed companies operating in China and their owners. Acquiring control through contractual arrangements is typically accomplished with Chinese companies by contract to empower an offshore party, such as us, to designate management of the Chinese company, and by entering into technical and service contractual arrangements so that technical services and other services are provided to the Chinese company in exchange for substantially all of the Chinese company’s net income. We anticipate that any contractual arrangements we enter into will provide that the obligations of the shareholders of the

Chinese company to elect and appoint management whom we designate will be secured by their ownership in the Chinese company, and they will be required to transfer their ownership in the entity to us when permitted by PRC laws and regulations. Our concurrent acquisition of a foreign entity with the requisite advertising experience and one or more Chinese companies in the advertising industry would satisfy the requirements under Chinese law and enable us to operate in the advertising industry in China.

Our executive officers, directors and advisors have experience in investments, financing, acquisitions and operations in the media and advertising industry. In addition, they have extensive knowledge and expertise in mergers and acquisitions as well as operating and acquiring companies in China. We intend to leverage the industry experience of our executive officers, directors and advisors, including their relationships and contacts, to drive our efforts in identifying one or more target businesses in the media and advertising industry in China with which we can consummate a business combination.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company or companies with a fair market value in excess of 80% of our net assets at the time of the acquisition; however, we have no current plans or agreements to enter into any such financing arrangements. Our initial business combination may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously. To date, our efforts have been limited to organizational activities. We do not have any specific business combination or control arrangements under consideration, nor have we had any discussions with any target business regarding a possible transaction. Neither we, our affiliates nor any unrelated third party has taken any action as of the date of this prospectus, including prior to our incorporation on June 24, 2005, or undertaken any diligence, evaluation, discussion (formal or informal), negotiation and/or similar activity with respect to our initial business combination.  Further, neither we nor our affiliates will take any action or undertake any diligence, evaluation, discussion (formal or informal), negotiation and/or similar activity with respect to our initial business combination until we complete this offering.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we engage in business waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business, or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

The Advertising Market in China

The advertising market in China has the following characteristics:

•

Largest Market in Asia Excluding Japan. According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, advertising spending in China totaled $7.7 billion in 2003 and 8.5 billion in 2004, with projected spending of $9.7 billion in 2005, making it the largest advertising market in Asia excluding Japan.

•

High Growth Rate. According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, advertising spending in China grew 24.9% between 2002 and 2003, and 10.3% between 2003 and 2004 compared to the average worldwide growth rate of 3.0% and 7.2% , respectively, making it one of the fastest growing advertising markets in the world during that period.

•

Urban Concentration of Advertising Spending. Advertising spending in China is highly concentrated in China’s more economically developed regions and increasingly concentrated in urban areas. For example, Beijing, Shanghai and the Guangdong province (the Guangdong province includes the major cities of Guangzhou and Shenzhen), together accounted for 49.0% of total advertising spending in 2003 in China, according to China’s Statistical Yearbook as cited in a March 2005 report of Credit Suisse First Boston.

According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, China’s advertising market in terms of advertising spending is expected to remain the largest in Asia excluding Japan through at least 2007. We believe advertising spending in China has considerable growth potential in upcoming years. According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, advertising spending in China is expected to increase to $13.2 billion in 2007 from $7.7 billion in 2003, a compound annual growth rate of 14.5% from 2003 to 2007, compared to 6.6% , 4.6% and 4.6% , respectively, for Asia, the United States and Europe over the same time period. However, we cannot provide any assurance that we will benefit from growth that may occur in the advertising sector of China’s media and advertising industry.

We believe the growth of China’s media and advertising industry is being driven by a number of factors including:

•

High and Sustained Levels of Economic Growth. China’s economy has grown and continues to grow rapidly compared to other developed economies. According to the National Bureau of Statistics in China, China’s GDP grew by 7.3%, 8.0% and 9.1% in 2001, 2002 and 2003, respectively, and, based on preliminary figures, grew by 9.5% in 2004. According to ZenithOptimedia’s March 2006 Advertising Expenditure Forecasts, China’s GDP is projected to grow by 11.9% , 9.5% and 8.6% in 2005, 2006 and 2007, respectively.

•

Rapid Urbanization and Growth in Consumer Spending. According to the National Bureau of Statistics of China, China’s urban population, as a percentage of its entire population, increased from 17.9% in 1978, to 29.0% in 1995 and to 41.8% in 2004, for an urban population of 542 million people. The United Nations Human Settlements Programme estimates that China’s urban population will reach 578 million people by 2010. We believe that rapid urbanization, in turn, will result in further growth of total consumer spending in China. According to the National Bureau of Statistics of China, in 2004, 65.9% of retail sales for consumer goods took place in urban areas. Retail sales in urban areas grew by 14.7% to approximately 3.6 trillion Chinese Renminbi (“RMB”) (approximately U.S.$450 billion, based on a 2004 exchange rate of 8.27 Chinese RMB to U.S.$1) compared to growth in rural areas of 10.7% to approximately 1.8 trillion Chinese RMB (approximately U.S.$222 billion, based on a 2004 exchange rate of 8.27 Chinese RMB to U.S.$1) over the same time period in 2004. The impact of these trends is particularly notable in certain regions and urban centers. For example, Beijing, Shanghai, and the Guangdong province together accounted for 49.0% of total advertising spending in China in 2003, according to China’s Statistical Yearbook as cited in a March 2005 report of Credit Suisse First Boston, while accounting for only 9.0% of the population. We believe the increase and ongoing growth in the number of consumers in China will encourage companies to increase advertising spending for new products and services, particularly in urban areas.

•

2008 Olympics and the 2010 International World Exposition. We believe that advertising spending in China will continue to increase as a result of the Olympic Games in Beijing in 2008 and the International World Exposition in Shanghai in 2010. Australia experienced an increase in advertising spending of approximately 30% associated with its hosting the Olympic Games in 2000.

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Relatively Low Levels of Advertising Spending in China Per Capita and as a Percentage of GDP. Advertising spending per capita and as a percentage of GDP in China remains very low relative to other countries and regions, indicating that there is significant growth potential in China’s advertising industry as its consumer markets continue to develop and income levels increase.

The following table sets forth advertising spending per capita and as a percentage of GDP for the countries and regions indicated for 2003:

	Advertising Spending
Country/Region	Per Capita	As a Percentage of GDP
	(U.S. dollars)
China	$6	0.5%
Asia(1) Weighted Average	$23	0.8%
South Korea	$142	1.1%
Hong Kong	$262	1.2%
Japan	$284	0.8%
United Kingdom	$288	1.0%
United States	$518	1.4%

——————

(1)

Asia includes Australia, China, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, Philippines, Singapore, South Korea, Taiwan, Thailand and Vietnam.

Source: ZenithOptimedia Advertising Expenditure Forecasts, March 2006 ..

Government Regulation of the Media and Advertising Industry

We intend to acquire direct or indirect ownership or control of an operating business in China that is in the media and advertising industry. The media and advertising industry in China is governed by the State Council, which is the highest authority in the executive branch of China’s central government, and several ministries and agencies under its authority, including the State Administration for Industry and Commerce (“SAIC”), the State Administration of Radio, Film and Television (“SARFT”), the General Administration of Press and Publication (“GAPP”), the Ministry of Culture (“MOC”) and the State Council News Office.

Regulations on Foreign Investment in Media Industry

China’s media industry is subject to government control and censorship. Under the current Chinese legal regime, foreign investment is limited to specific sectors of China’s media industry. China’s commitments in its entry into the World Trade Organization (the “WTO”) involve a gradual expansion of opportunities open to foreign businesses to encourage foreign investment. The State Development and Reform Commission and the Ministry of Commerce (formerly the Ministry of Foreign Trade and Economic Cooperation or MOFTEC) (“MOFCOM”) revised the Catalogue for Guiding Foreign Investment in Industries (the “Foreign Investment Catalogue”) which went into effect January 1, 2005. The Foreign Investment Catalogue classifies all foreign investment projects into one of four categories: encouraged projects, permitted projects, restricted projects and prohibited projects. China has also exceeded its WTO commitments through execution of strategic arrangements with Hong Kong and Macau to promote and facilitate investments and trade between the regions. These economic partnership arrangements: Mainland China Closer Economic Partnership Arrangement, effective June 2003, and Mainland China and Macau Closer Economic Partnership Arrangement, effective October 2003, are collectively referred to as “CEPA”.

On July 6, 2005, MOC, SARFT, GAPP, the State Development and Reform Commission and MOFCOM formulated and implemented Certain Opinions on the Introduction of Foreign Investment in Cultural Fields (the “Opinions”), which provide an overall framework with respect to foreign investments in the Chinese media and other cultural sectors. The Opinions specify the areas in which foreign investments are permitted or prohibited in accordance with China’s commitments regarding its entry into the WTO. Under the Opinions, foreign investment in the media sector is permitted in the areas of printing of packaging and decorating materials, redistributing books, newspapers, periodicals, producing of recordable disks, duplication of read only disks, and engaging in works of art and the construction and operation of performance sites, cinema, event brokerage agencies and movie technology. However, foreign investment is prohibited in any form in areas such as news agencies, radio or television stations, radio and television networks, radio and television program production and broadcasting, movie production, the operation of internet cultural institutions, on-site internet access provision services (excluding Hong Kong and Macao investors), entertainment performance groups, the importation and distribution of movies, video projection, the publication, central distribution and importation of audio-video products and electronic publication and internet-based audio-video program services, news website and internet publication. The Opinions emphasize that foreign investors cannot indirectly enter such prohibited areas through business operations in the permitted areas of redistribution of publications, printing, advertising and renovation of cultural facilities.

Pursuant to the Tentative Regulations on Establishment of Foreign-Invested Printing Enterprises issued by GAPP and MOFCOM, effective January 2002, foreign investors are permitted to establish Chinese-foreign joint ventures that print publications and other materials provided that Chinese investors in such joint ventures hold majority ownership or a controlling position. In addition, foreign investors are permitted to establish wholly owned subsidiaries to engage in the printing of packaging and decorating materials.

Pursuant to the Administrative Measures on Foreign-Invested Enterprises in Redistribution of Books, Newspapers and Periodicals issued by GAPP and MOFCOM, effective May 2003, foreign investors are permitted to establish wholly foreign owned redistribution companies that redistribute and sell, on the wholesale or retail level, books, newspapers or periodicals that have already been published by a licensed content-oriented media company in China.

Based on the Opinions and pursuant to the Tentative Regulations on Foreign Investment in Cinemas issued by SARFT, MOC and MOFCOM, effective January 2004, foreign investors are permitted to establish Chinese-foreign joint ventures that engage in the construction and operation of cinemas, provided that Chinese investors in such joint ventures hold majority ownership or a controlling position. In addition, pursuant to two supplemental regulations that became effective in May 2005 and February 2006, respectively, Hong Kong and Macau investors qualified under CEPA are permitted to establish wholly owned subsidiaries to engage in the construction, renovation and operation of cinemas in China, retroactive to January 1, 2005. Such wholly owned subsidiaries are permitted to organize or relocate cinemas in different locations to engage in film projection, retroactive to January 1, 2006.

Based on the Opinions and pursuant to the Administrative Measures on Chinese-Foreign Cooperative Audio-Video Products Redistribution Joint Ventures issued by MOC and MOFCOM, effective January 2004, foreign investors are, without prejudice to the Chinese government’s right to examine the content of audio and video products, permitted to establish cooperative joint ventures that engage in the wholesale, retail and lease of audio-video products, provided that Chinese investors hold a controlling position in such joint ventures. In addition, Hong Kong and Macau investors qualified under CEPA are permitted to hold majority ownership in equity or contractual joint ventures that engage in such redistribution business.

Based on the opinions and pursuant to the Tentative Regulations on Access and Operation Qualification for Movie Enterprises issued by SARFT and MOFCOM, effective November 2004, foreign investors are permitted to establish Chinese-foreign joint ventures that engage in movie technology, provided that Chinese investors in such joint ventures hold majority ownership or a controlling position. Pursuant to the supplemental regulations that became effective in May 2005, Hong Kong and Macau investors qualified under CEPA have been permitted to establish wholly owned subsidiaries to engage in the distribution of domestic movies in China, retroactive to January 1, 2005.

Regulations on Advertising Industry

The Advertising Law, which was promulgated by the Standing Committee of the National People’s Congress and became effective in February 1995, serves as the cornerstone of China’s advertising industry. SAIC is the government authority in charge of the advertising industry. Companies in the advertising company and display-oriented media segments of the advertising industry are primarily governed by the Advertising Law and the SAIC and, therefore, are regulated in the same manner as the advertising industry, as described below.

Regulations on foreign investment in advertising industry

In addition to the Foreign Investment Catalogue, foreign investment in China’s advertising industry is specifically governed by the Administrative Regulations on Foreign-Invested Advertising Enterprises issued by SAIC and MOFCOM, effective March 2004, which currently permit foreign investors to own a 100% equity interest in advertising companies in China, but such foreign entities will also be required to have at least three years of experience in the advertising industry. If foreign investors establish Chinese-foreign joint venture companies in the advertising industry in China, such foreign investors are required to have at least two years of direct operations experience in the advertising industry. Since we have not been involved in advertising for the required number of years, we intend to acquire a target company or companies by either acquiring simultaneously with the target business or businesses a foreign entity that has the required years of experience, or entering into contractual arrangements with affiliated entities in China to hold the required licenses to operate an advertising sales company. See the subheading of this section entitled “—Alternative Structures to Comply with Regulations on Media and Advertising Industry” for more information. In addition, Chinese laws and regulations do not permit the transfer of any approvals, licenses or permits, including business licenses containing a scope of business that permits engaging in the advertising business.

Regulation of advertising services

In addition to the Advertising Law, principal regulations governing advertising services in China include: (i) the Advertising Administrative Regulations promulgated by the State Council, effective December 1987; and (ii) the Implementing Rules for the Advertising Administrative Regulations revised by SAIC, effective January 2005.

These regulations stipulate that companies that engage in advertising activities must obtain a business license from the SAIC or its local branches that specifically includes operating an advertising business within its business scope. Companies conducting advertising activities without such a license may be subject to penalties, including fines, confiscation of advertising income and orders to cease advertising operations. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant law or regulation.

Advertising content

Chinese advertising laws and regulations set forth certain content requirements for advertisements in China, which include prohibitions on, among other things, misleading content, superlative wording, socially destabilizing content, or content involving obscenities, the supernatural, violence, discrimination or infringement of the public interest. Advertisements for anesthetic, psychotropic, toxic or radioactive drugs are prohibited. It is prohibited to disseminate tobacco advertisements via radio, television, film broadcasts, newspapers or periodicals. It is also prohibited to display tobacco advertisements in any waiting lounge, theater, cinema, conference hall, stadium or other public area. There are specific restrictions and requirements regarding advertisements that relate to matters such as patented products or processes, pharmaceuticals, medical instruments, agrochemicals, veterinary pharmaceuticals, foodstuff, alcohol, cosmetics and others. In addition, all advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals advertised through radio, film, television, newspaper, periodical and other forms of media, together with any other advertisements which are subject to censorship by administrative authorities according to relevant laws and administrative regulations, must be submitted to the relevant administrative authorities for content approval prior to dissemination.

Advertisers, advertising operators and advertising distributors are required by Chinese advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute are true and in full compliance with applicable law. In providing advertising services, advertising operators and advertising distributors must review the prescribed supporting documents in connection with any advertisements and verify that the content of such advertisements comply with applicable Chinese laws and regulations. In addition, prior to distributing advertisements for certain commodities that are subject to government censorship and approval, advertising distributors are required to ensure that governmental review has been performed and approval obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, SAIC or its local branches may order violators to cease their advertising business operations. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe on the legal rights and interests of third parties in the course of their advertising business.

Government Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

Foreign Currency Exchange

Pursuant to the amended Administrative Regulations on Foreign Exchange, effective January 1997, and various additional regulations issued by China’s State Administration of Foreign Exchange (“SAFE”), for current account transactions, such as payment for purchase of goods and services, Chinese RMB can be freely converted into foreign currency and transferred out of China through any designated foreign exchange bank. However, evidence in the form of contracts, invoices and, in some cases, government registration certificates, must be presented to the foreign exchange bank at the time of such conversion or transfer. Approval by SAFE or its local office is required for certain capital account transactions, such as equity investments and loans, conversion of foreign currency into Chinese RMB or Chinese RMB into foreign currency, and distributions thereof into or out of China.

Within China, all payments must be made in Chinese RMB. Unless otherwise approved, Chinese companies must repatriate foreign currency payments received from abroad into China. Foreign invested entities, which we will be following a business combination, are permitted to retain foreign currency in accounts with designated foreign exchange banks, subject to a maximum amount set by SAFE.

Recent SAFE Regulations

On October 21, 2005, SAFE issued the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Financing and Backtrack Investment Through Offshore Special Purpose Vehicles (Huifa[2005]No.75) (the “Circular”), which allows Chinese residents and companies, by using their assets or equity interests held in a Chinese domestic enterprise, to directly establish or indirectly gain control over special purpose vehicles outside of China for fund raising purposes and make a related investment back into a domestic Chinese company.

The Circular requires that a domestic resident or company who establishes special purpose vehicles outside of China, or gains indirect control over special purpose vehicles outside of China by means of purchase, trust, nominee holding, voting right, share repurchase or convertible bond, must make a foreign exchange registration at a local SAFE branch prior to its establishment of or gaining control over such special purpose vehicles and must follow the foreign exchange registration amendment procedures with regard to any change of its equity interest in the special purpose vehicle. Domestic residents or companies are obligated to apply to SAFE to revise the foreign exchange registration or filing with SAFE as a result of any material capital changes of a special purpose vehicle. A domestic resident’s or company’s foreign exchange earnings obtained in the form of profit, dividend or capital change from a special purpose vehicle must be fully remitted back to China within 180 days after the receipt of such amount. Failure to comply with the registration requirements described in the Circular could result in liability under Chinese law for foreign exchange evasion. The Circular became effective on November 1, 2005.

Alternative Structures to Comply With Regulations in the Media and Advertising Industry

Due to the regulations in China discussed under the subheading of this section entitled “Regulations on Advertising Industry—Regulations on foreign investment in advertising industry,” we intend to acquire either ownership or control of one or more Chinese advertising businesses through a foreign entity having the requisite years of advertising experience outside of China which we would cause to concurrently acquire one or more Chinese advertising businesses, or by entering into contractual arrangements with a Chinese media or advertising business.

Concurrent Acquisition of Foreign and Chinese Advertising Businesses

We may acquire a foreign entity that has the requisite years of advertising experience outside of China, which we would cause to concurrently acquire one or more Chinese advertising businesses. According to current regulations in China, foreign entities (rather than their directors or management) must have two years of direct operations experience in the advertising industry when establishing a joint venture advertising company with a Chinese partner and must have three years of experience when establishing a wholly foreign owned advertising company. In addition, these foreign entities must be reputable and in good standing in their jurisdiction of incorporation. We believe numerous foreign entities are available that satisfy these regulations and can be acquired by us at a cost that will not materially affect our ability to concurrently complete a business combination with one or more advertising businesses in China. However, if the cost of acquiring a foreign entity, including due diligence and other expenses related to an acquisition, is materially greater than we expect, we may not have sufficient funds available to complete our acquisition of one or more Chinese advertising businesses. We may also face logistical difficulties when attempting to coordinate the concurrent purchase of a foreign entity and one or more Chinese advertising companies.

Contractual Arrangements

We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business (the “Chinese Operating Company”) and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and accounting treatment substantially equivalent to full ownership. Acquiring control through contractual arrangements is typically accomplished with Chinese companies by contract to empower an offshore party, such as us, to designate management of the Chinese company, and by entering into technical and service contractual arrangements so that technical services and other services are provided to the Chinese company in exchange for substantially all of the Chinese company’s net income. We anticipate that any contractual arrangements we enter into will provide that the obligations of the shareholders of the Chinese company to elect and appoint management whom we designate will be secured by their ownership in the Chinese company, and they will be required to transfer their ownership in the entity to us when permitted by PRC laws and regulations. In exchange for our payment of the acquisition consideration, the Chinese Operating Company would be owned 100% by Chinese residents whom we designate (the “Nominees”). The Chinese Operating Company would continue to hold the requisite advertising or other media licenses.

These contractual arrangements would be designed to provide the following:

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We would be able to exert effective control over the Chinese Operating Company;

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A substantial portion of the economic benefits of the Chinese Operating Company would be transferred to us; and

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We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the Chinese Operating Company owned by the Nominees, or all or part of the assets of the Chinese Operating Company, in each case when and to the extent permitted by Chinese regulations.

Agreements that transfer economic benefit to us

Pursuant to the contractual arrangements we may enter into with the Chinese Operating Company, we would establish a new subsidiary in China (the “Chinese Subsidiary”) which would provide technology, technical support, consulting and related services to the Chinese Operating Company in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the Chinese Operating Company. Examples of the types of agreements into which these entities may enter include:

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A technical services agreement, pursuant to which the Chinese Subsidiary licenses technology, and provides technical support and consulting services for the operations of, the Chinese Operating Company for a fixed monthly fee; and

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A trademark license agreement with the Chinese Operating Company, pursuant to which the Chinese Subsidiary provides a non-exclusive license for the use of its trademarks and brand name by the Chinese Operating Company in exchange for a monthly license fee.

Agreements that provide effective control over the Chinese Operating Company

If we decide to pursue this structure and are able to consummate it, we may enter into the following agreements with the Chinese Operating Company and the Chinese Subsidiary that will be designed to provide us with effective control over the Chinese Operating Company:

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A voting rights proxy agreement, pursuant to which the Nominees will grant us, or our designee, the right to appoint directors and senior management of the Chinese Operating Company and its subsidiaries and to exercise all of their other voting rights as shareholders of the Chinese Operating Company; and

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A call option agreement, pursuant to which:

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The Chinese Operating Company may not enter into any transaction that could materially affect its assets, liabilities, equity or operations without our prior written consent;

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The Chinese Operating Company will not distribute any dividends without our prior written consent;

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We or our designee will have an exclusive option to purchase all or part of the equity interests in the Chinese Operating Company or all or part of the assets of the Chinese Operating Company, in each case when and to the extent permitted by Chinese regulations and

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An equity pledge agreement pursuant to which each Nominee will pledge his or its equity interest in the Chinese Operating Company and any subsidiary, to the Chinese Subsidiary to secure their obligations under the relevant contractual control agreements, including but not limited to, their obligations under the technical services agreement and trademark license agreement described above and any similar agreements, and each of them will agree not to transfer, sell, pledge, dispose of or create any encumbrance on their equity interest in the Chinese Operating Company and any subsidiary without our prior written consent.

Subject to its review of the legal documents to be entered into to implement the above contractual arrangements, Zhong Lun Law Firm, our legal counsel in China, is of the opinion that:

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The basic ownership structure described above, standing alone, is in compliance with existing Chinese laws and regulations; and

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The contractual arrangements as contemplated and described above, standing alone, will not result in any violation of Chinese laws and regulations currently in effect.

We have been advised by our legal counsel in China, however, that there are substantial uncertainties regarding the above structure and the contractual arrangements, taken as a whole, in light of the current and future laws and regulations in China. Accordingly, there can be no assurance that the Chinese regulatory authorities, in particular the SAIC which regulates advertising companies, will not in the future take a view that is contrary to the above opinion of our legal counsel in China. We have been further advised by such counsel that if the Chinese government finds that the agreements that we may use to establish the structure for operating our advertising business do not comply with government restrictions on foreign investment in advertising businesses, we could be subject to severe penalties, which include revoking the business and operating licenses of our target business, discontinuing or restricting the operations of our target business, imposing conditions or requirements with which we may not be able to comply, levying fines, requiring us to restructure the relevant ownership structure or invalidating the contractual obligations which created our corporate structure and/or unwinding the business combination. If the contractual arrangements with the Chinese Operating Company are invalidated, we may be deprived of the economic benefits of these arrangements, and any economic benefit we previously received under such contracts may be forfeited. In addition, if we provide funds to the Nominees for them to acquire or finance the Chinese Operating Company, such Nominees may not be able to convert such funds into foreign currency (including U.S. dollars) and transfer them out of China. We intend to obtain a legality opinion from legal counsel in China regarding the structure of our initial business combination prior to the vote by our stockholders.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied to effect a business combination or business combinations as described in this prospectus, the proceeds are, generally, not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity, before investing, to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering themselves. These include time delays, significant expense, loss of voting control, and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with one or more operating businesses that may be financially unstable or in the early stages of development or growth.

We have not identified a target business

To date, we have not identified or selected any target business with which to seek a business combination, nor have we decided upon the structure we will use to acquire a target business. None of our officers, directors, advisors, promoters, or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, or other business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, and applicable Chinese laws and regulations, and the Chinese governmental restrictions on foreign investment in advertising described under the subheading of this section entitled “Regulations on Advertising Industry—Regulations on foreign investment in advertising industry”, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate in the media and advertising industry in China. Accordingly, there is no basis for investors in this offering, before investing, to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination.

Sources of target businesses

We anticipate that our officers, directors and advisors, as well as their affiliates, will bring to our attention target business candidates of which they become aware through their business contacts. After the completion of this offering, members of our management team will advise their contacts that we intend to seek an acquisition. While our officers, directors and advisors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation.

Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, consultants, and/or financial service institutions we may engage and other members of the financial community who are aware that we are seeking a business combination, through public relations and marketing efforts, direct contact by management, or other similar efforts, and who may present solicited or unsolicited proposals. Finders or brokers fees will customarily be tied to the consummation of a business combination (and would be in the case of an unsolicited proposal) and we may pay fees whether or not a business combination is consummated. The fees to be paid to such persons will be a percentage of the fair market value of the transaction. Any fee to a finder or broker will be determined in an arm’s length negotiation between the finder or broker and us. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions, we may decide to engage such firms in the future. Such compensation may be paid from the offering proceeds not held in trust. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses, in no event will we pay any of our existing officers, directors, or advisors or existing stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, advisors or existing stockholders will receive any finder’s fee, consulting fees, or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

Selection of target businesses and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more operating businesses with a collective fair market value that is at least 80% of our net assets at the time we acquire such company or obtain control, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses in the media and advertising industry in China. We have not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates, the likelihood or probability of success of any proposed business combination or the structure we will use to effect a business combination or business combinations. Since we have not yet analyzed the businesses available for acquisition and have not identified any target businesses, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business (other than a business we may acquire to satisfy Chinese regulations regarding direct operational experience in the advertising industry outside of China), our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

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Financial condition and results of operation;

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Growth potential;

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Experience and skill of management and availability of additional personnel;

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Capital requirements;

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Competitive position;

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Barriers to entry into the media and advertising industry in China;

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Stage of development of the products, processes or services;

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Degree of current or potential market acceptance of the products, processes or services;

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Proprietary features and degree of intellectual property or other protection of the products, processes or services;

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Regulatory environment of the industry; and

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Costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct an extensive due diligence review, which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince the sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair market value of target business

The initial target business or businesses in which we acquire ownership or obtain control must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company or companies with a fair market value in excess of 80% of our net assets at the time of the acquisition; however, we have no current plans or agreements to enter into any such financing arrangements. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, or if a conflict of interest exists, such as if management selects a company affiliated with one of our existing stockholders as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value, if our board of directors independently determines that the target business has sufficient fair market value and no conflict of interest exists.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure, and other legal issues and closings with multiple target businesses. In addition, we would be exposed to the risk that conditions to closing with respect to the acquisition of one or more target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value threshold of 80% of net assets. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, we may not have the resources initially to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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Subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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Result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the acquisition of several entities at the same time and may be with different sellers, we will need to convince the sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if stockholder approval would not be required under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States GAAP.

In connection with the vote required for our initial business combination, all of our existing stockholders, which includes all of our officers and directors, and advisors who hold shares, have agreed to vote the respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement applies to shares included in units purchased in the offering and the private placement and to shares of common stock purchased in the open market by any of our existing stockholders, which includes our officers, directors and advisors. Accordingly, they will vote all of these shares either for or against a business combination as determined by the majority of the shares of common stock voted by the public stockholders (other than existing stockholders) .. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted for cash, if the stockholder votes against the business combination, exercises his, her or its conversion rights and the business combination is approved and completed. Without taking into account interest earned on the trust account, the initial per-share conversion price would be $5.37, or $0.63 less than the per-unit offering price of $6.00. The actual per-share conversion price will be equal to the proceeds in the trust account plus interest earned on such proceeds (net of taxes payable), excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund our working capital, divided by the number of shares sold in this offering. The per-share conversion price (approximately $5.37 excluding interest) is less than the per-share liquidation price (approximately $5.65 excluding interest) you will receive if we fail to timely consummate a business combination, since the liquidation amount will include the proceeds of the private placement and the deferred underwriters’ compensation, while the conversion price is based on the proceeds (net of all discounts and commissions, including the deferred underwriters’ compensation) of this offering only.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its conversion rights, the stockholder’s shares will not be converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account can retain the warrants that they received as part of the units. Because the per-share conversion price will be lower than the $6.00 per-unit offering price, and may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. We will not complete any business combination if public stockholders (other than our existing stockholders), owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria (as described in this subheading) have been satisfied, we will dissolve and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of up to $600,000 interest made available to search for and consummate an acquisition and taxes payable), plus any remaining net assets. These liquidation provisions, which are contained in the investment management trust agreement cannot be amended without the affirmative vote of 100% of the public stockholders. The provisions are also set forth in our certificate of incorporation, an amendment to which requires the affirmative vote of 95% of the shares sold in this offering and the private placement. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and purchased in the private placement .. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.65, or approximately $0.35 less than the per-unit offering price of $6.00. Because the initial per-share redemption price is lower than the $6.00 per-unit offering price and may be lower than the market price of the common stock on the date of conversion, there may be a perceived disincentive on the part of public stockholders to exercise their conversion rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Richard L. Chang, our chairman, David Y. Chen, our chief executive officer and president, and Hock S. Ong, our chief financial officer have agreed with us and Merriman Curhan Ford & Co., that if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us, or the claims of any target business with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent the payment of such debts or obligations actually reduces the amount of funds in the trust account. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than the $5.65 plus interest (net of taxes payable), initially placed in the trust due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle, or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. These time-limit provisions, which are contained in our certificate of incorporation, cannot be amended without the affirmative vote of 95% of the shares sold in this offering and the private placement. Neither we, nor our board of directors will propose, or seek approval of any amendment of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with theirs which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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Our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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Our obligation to convert for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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Our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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The requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is, or our target businesses are, privately held, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring such target business or businesses with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business or target businesses. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020, as well as in Beijing and Shanghai, each of which are provided by Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, chief executive officer and president. The aggregate cost for our offices in New York, Beijing and Shanghai is $10,000 per month and includes office space and related services provided by Enjoy Media (Hong Kong) Limited pursuant to a letter agreement. We consider our current office space adequate for our current operations.

Employees

We have four officers, two of whom are also members of our board of directors. These individuals are not obligated to contribute a minimum number of hours per week to our matters as the nature of identifying and negotiating with a target business or target businesses may require extensive time commitments at certain stages and very little at others. However, these individuals intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate as well as the stage of a potential business combination, although we expect each of them to devote a minimum of approximately ten hours per week to our business during the target identification stage, and close to fulltime during negotiations of a business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if it does not have financial statements that are prepared in accordance with, or which can be reconciled to, and audited in accordance with United States GAAP. Additionally, our management will provide stockholders with the audited financial statements as part of the proxy solicitation materials to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for a target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$33,917,500 of the proceeds of this offering and the private placement will be deposited into a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $900,000 of the proceeds attributable to the underwriters’ discount.

$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $33,917,500 of net offering proceeds held in trust will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business

The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding any amounts held for the benefit of the underwriters) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

Other than up to $600,000 in interest which may be released to us to fund our working capital the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. See the section entitled, “Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies.”

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Richard L. Chang	34	Chairman and Director
David Y. Chen	37	Chief Executive Officer and President and Director
Hock S. Ong	38	Chief Financial Officer
Estelle Lau	41	General Counsel
Hoe Seong Ooi	55	Director
Jean Chalopin	55	Director
Robert B. Hersov	45	Director

There are no family relationships among the directors, executive officers and advisors.

Richard L. Chang has been our Chairman since April 2006 and a member of our board of directors since our inception. Since February 2006, Mr. Chang has been the Managing Partner of Georgian Pine Investments, an investment fund focusing on emerging growth companies in China. Previously Mr. Chang was a Managing Director with SuttonBrook Capital Management, a multi-strategy investment fund, where he worked from March 2005 to September 2005. From July 2003 to January 2005, Mr. Chang was a Partner of and an advisor to Primarius Capital, an investment firm, where he launched the Primarius China Fund. From July 1999 to June 2003, Mr. Chang was with Bowman Capital Management, a leading technology investment fund where he was a General Partner. Mr. Chang was a co-founding member of the firm’s two venture capital funds ($500 Million Spinnaker Crossover Fund and the $400 Million Bowman Capital Private Equity Fund II). Beginning in May 2001 Mr. Chang was based out of Taiwan, where he oversaw Bowman’s public investing activities. From September 1997 to April 1999, Mr. Chang was a manager and Head of Business Development in Asia for Sony Pictures Entertainment, where he helped launch Columbia Pictures Asia and Columbia TriStar Television Asia. From December 1998 to March 1999, Mr. Chang served as Chief Financial Officer for SuperTV, Sony’s Taiwanese Cable Channel. From July 1993 to June 1995, Mr. Chang was a Financial Analyst in the Mergers and Acquisitions group at Lazard Freres & Co. Mr. Chang is a member of the Pacific Council on International Policy and is on the board of advisors of several investment funds: Gobi Partners (Digital media venture fund partnered with Sierra Ventures), Infotech Pacific Ventures (Venture Capital Affiliate of China’s MII (Ministry of Information Industry), Primarius Capital China, and Persistent Edge Management (Asian Hedge Fund of Funds). Mr. Chang holds an MA in Politics, Philosophy and Economics from Oxford University and a B.Sc. in Economics from the Wharton School, University of Pennsylvania.

David Y. Chen has been our Chief Executive Officer and President since our inception. He was our Chairman from inception until April 2006. Since November 2004, Mr. Chen has been the Chief Executive Officer and a member of the board of directors of MKA Capital, Inc., a company that engages in aircraft leasing and financing, direct investment to corporations in China and which is publicly traded in the United States on the OTC Bulletin Board. From June 2002 to June 2004, Mr. Chen served as the Chief Executive Officer of The Hartcourt Companies Inc., a business development and investment holding company specializing in supply chain distribution of information technology products in China which is publicly traded in the United States on the OTC Bulletin Board. From November 2000 to November 2001, Mr. Chen was the Chief Executive Officer of V2 Technology Inc., an Internet based communication and videoconferencing software company in China. From July 1999 to November 2000, he was the Managing Director of Greater China for HelloAsia Inc., a venture capital-funded Internet company with offices in Asia and the United States. From October 1995 to July 1999, Mr. Chen was the Marketing Director initially, and then was the Marketing Director for CNN Asia Pacific and later was promoted to be the advertising director for Greater China at Turner Broadcasting International Inc. Mr. Chen serves as the non-Executive Chairman of Enjoy Media Holdings Ltd., a specialty media company in China. Mr. Chen holds a Bachelor of Economics from Monash University of Australia.

Hock S. Ong has been our Chief Financial Officer since April 2006. Since May 2003 to the present, Mr. Ong has been the Chief Executive Officer of Carnegie International Associates Limited, a corporate advisory firm. Mr. Ong was as an Assistant Director at Jardine Fleming in Hong Kong from September 1995 to December 1996 and in Malaysia from January 1997 to May 2002. Mr. Ong started his private advisory business in May 2002. Mr. Ong holds a B.Sc. in Economics from the Wharton School, University of Pennsylvania.

Estelle Lau has been our General Counsel since April 2006. Since 2005 she has been General Counsel for CVM Capital, a Taiwan based venture fund. From August 2003 to March 2004, Ms. Lau worked as an independent consultant for Kmart Corporation and then served as Acting VP of Global Sourcing and Compliance. From February 2001 to March 2004, Ms. Lau was a Vice President at 51job, a provider of HR services in China. From 1997 to 1998, she also served as General Counsel for Crimson Capital. From September 1997 to June 2001, Ms. Lau was an Associate Law Professor at SUNY Buffalo School of Law and has a B.A. in Sociology and Philosophy and an M.A. and Ph.D. in Sociology from the University of Chicago and a J.D. from Harvard Law School.

Hoe Seong Ooi has been a member of our board of directors since April 2006. Since April 2004, Mr. Ooi has been the regional CEO (Asia) of AFG Trust, a boutique regional financial institution dedicated to private client wealth management and corporate finance. From May 2002 to March 2004, Mr. Ooi was the Managing Director of Red Pagoda, a Sino-foreign joint venture tobacco company. From April 1992 to April 2001, Mr. Ooi was the Managing Director of British American Tobacco China Limited (BAT) and became its Chairman in 1999. From December 1990 to January 1992, Mr. Ooi was Assistant Vice President of the Pepsi-Cola U.S. Southwest region and from February 1992 to March 1992 was Managing Director of Pepsi-Cola, Thailand. Mr. Ooi holds a Bachelor of Science (Applied Chemistry) Degree from the University of Singapore.

Jean Chalopin has been a member of our board of directors since our inception. For over 35 years, Mr. Chalopin has produced and written a number of television programs and feature films, including Inspector Gadget, Heathcliff, The Care Bears and M.A.S.K. Since August 2004, Mr. Chalopin has been involved in the creation and development of the Movie Plus Group and serves as the Chief Representative of the Beijing office of its subsidiary, Castle Hero Picture Ltd (HK). Movie Plus Group develops, produces and distributes feature films and television programs catering to children and family programming that is focused on China, where it has partnered with the China Film Group, the state-owned film conglomerate. Since October 2000, he has been the President of Story Plus Group, an online children’s book publishing and writers club. From December 1989 to December 2000, Mr. Chalopin was the President of Jean Chalopin Consultants, a company that produced, distributed and packaged television films and series. From 1987 to 1996, Mr. Chalopin was the President of Creativity & Development S.A., a company specializing in children’s programming. From 1971 to 1986, Mr. Chalopin was the founder, Chairman and Chief Executive Officer of DIC Audiovisual, SARL, an animation studio.

Robert B. Hersov has been a member of our board of directors since our inception. Since January 2004, Mr. Hersov has been the Vice Chairman of NetJets Europe, a subsidiary of NetJets, Inc., a large private aviation and fractional jet ownership company which was acquired by Berkshire Hathaway Inc. in 1998. Mr. Hersov founded and from December 2002 to April 2004 served as the Chief Executive Officer of Marquis Jet Europe, a private aviation company which was acquired by NetJets, Inc. in 2004. Mr. Hersov also founded and from October 1998 to December 2002 served as the Chairman of Sportal, a company that operates an Internet site that offers sports-related games and videos. From September 1997 to September 1998, he served as the Executive Director of Enic plc, a public holding company on the London Stock Exchange that invests primarily in the sports and media sectors. From July 1995 to March 1997, Mr. Hersov was the Chief Executive Officer of Telepiu PayTV in Milan, Italy, a pay TV and digital satellite company. From December 1993 to July 1995, Mr. Hersov served as an Executive Director of Richemont, a tobacco, luxury and media conglomerate listed on the SWX Swiss Exchange. Mr. Hersov is the non-Executive Chairman of the Board of Exclusive Resorts Europe, a company that owns and operates luxury villa residences. Since July 2005, Mr. Hersov has been a director of Endeavor Acquisition Corp., a blank check company. Since August 2005, Mr. Hersov has been a director of Pacific Retail Group, a public company listed on the New Zealand Exchange which invests in retail and consumer financial businesses. Mr. Hersov holds an M.B.A. from the Harvard Business School and a B.B.S. from the University of Cape Town.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Hoe Seong Ooi, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jean Chalopin and Robert B. Hersov, will expire at the second annual meeting. The term of office of the third class of directors, consisting of David Y. Chen, and Richard L. Chang, will expire at the third annual meeting.

Special Advisors

We also have several advisors that will assist us in identifying and evaluating prospective acquisition candidates, selecting target businesses, and structuring, negotiating and consummating a business combination. They are as follows:

Richard L. Chen was our Secretary and Chief Financial Officer and a director from our inception until April 2006. Since June 2000, Mr. Chen has been the Managing Director of Yifei Group, a lifestyle products and media company in Shanghai, China. Since June 2002, Mr. Chen has been the advisor to the founder of Focus Media (Nasdaq: FMCN), a digital-outdoor advertising company. Mr. Chen has served as the Managing Director since September 2003 and August 2004, respectively, of Shanghai Tatler and Beijing Tatler, premium lifestyle and high society magazines in China that he founded and in which the Yifei Group is an investor. Mr. Chen also founded, and since May 2003 has served as the Managing Director of, Yifei Visual Art Book Publishing, a publisher of photographic and lifestyle design books in China in which the Yifei Group is an investor. From November 1999 to May 2000, Mr. Chen was the Chief Financial Officer of FMW Network, an Internet content provider of lifestyle services. From November 1998 to October 1999, he was an Associate Analyst in the Internet and Computer Software Group of Scudder Kemper Small-Cap Funds, a group of funds with over $20 billion of assets under management. Mr. Chen holds a B.Sci. in Management from Carnegie Mellon University.

Steven Chang has been the Chief Executive Officer of Optimedia China of the ZenithOptimedia Group, one of the largest media buying companies in the world, since May 2004. From January 2002 to April 2004, Mr. Chang was the Executive Vice President of ZenithOptimedia China, a member of the ZenithOptimedia Group. From October 1996 through December 2001, Mr. Chang was the General Manager of ZenithMedia China, a member of the ZenithOptimedia Group. From June 1994 to October 1996, Mr. Chang was the Executive Media Director of Saatchi & Saatchi Hong Kong and the 4A Media Committee Chairman in Hong Kong. Mr. Chang holds an Executive M.B.A. from Kellogg-HKUST and a B.A. from University of Leeds in England.

Thomas Doctoroff has been the Chairman of North Asia and Chief Executive Officer of Greater China for J. Walter Thompson, a large, global advertising agency, since December 2001. Prior to that, Mr. Doctoroff was the Managing Director of J. Walter Thompson’s Shanghai office from July 1998 to November 2001. From July 1994 to July 1998, Mr. Doctoroff was the Regional Business Director of J. Walter Thompson, where he managed several multinational clients across Asia Pacific, including Pepsi, Philip Morris, Kraft and Citibank. Mr. Doctoroff holds an M.B.A. from the University of Chicago and a B.A. in Psychology from Northwestern University.

Carl Meyer has been the Managing Director and publisher of America’s Greatest Brands, a book publishing company based in New York, since August 2003. From March 1999 to January 2003, Mr. Meyer served at The A&E Television Networks as Managing Director of The History Channel-Asia in Hong Kong. From July 1996 to January 1999, he served at Turner Broadcasting International, Inc. as its Senior Vice President of Advertising Sales and Trade Marketing. From July 1994 to September 1995, Mr. Meyer was a Senior Vice President of Sales, Marketing and Public Relations for Orbit Communications in Rome, Italy, a provider of DTH service to the Middle East. From April 1992 to July 1994, he was the Senior Vice President of Advertising Sales, Trade Marketing, and Research at Star TV, the first cable and satellite service in Asia. From October 1968 to April 1992, Mr. Meyer served in various advertising, sales, marketing and programming positions at the NBC Television Network. Mr. Meyer has previously served on the Boards of Directors of Star TV/BBC joint venture in Asia, and Channel V-Star TV’s music channel as well as The History Channels joint venture in Japan with the Tohokushinsha Group. Mr. Meyer holds a B.B.A. from Roanoke University.

Lisa Tseng has been a financial advisor to corporate and government clients, start-up ventures, and not-for-profit organizations since March 2002, advising these clients in capital raising, strategic partnerships and development of international client relationships, specifically with regard to China. From May 2000 to March 2002, Ms. Tseng was a Founding Partner of Millennium Hanson Internet Partners, a London and California based private equity fund investing in Internet and technology ventures. Ms. Tseng holds a B.A. in Economics from Stanford University.

None of these individuals has been a principal of or been affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, Mr. Chalopin intends to be a principal in another blank check company focusing on a business combination in Europe, and Mr. Hersov is currently a director of Endeavor Acquisition Corp. whose initial focus will be on acquiring a target business in the business, marketing, consumer healthcare, and distribution services industry in the United States. We believe that there will not be, with regard to Mr. Chalopin, nor are there, with regard to Mr. Hersov, any conflicts regarding the industry or region of focus with such other blank check companies and us. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Executive Officer and Director Compensation

None of our executive officers has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, chief executive officer and president, an aggregate fee of $10,000 per month for providing us with certain administrative, technology and secretarial services, as well as the use of limited office space in New York, Beijing and Shanghai. However, this arrangement is solely for our benefit and is not intended to provide this individual compensation in lieu of a salary. None of our other executive officers or directors has a relationship with or interest in Enjoy Media (Hong Kong) Limited. Other than this $10,000 per month fee, and an option to purchase a number of shares of our common stock as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised at an exercise price of $0.07 per share, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, such individuals may be paid consulting, management or other fees with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to the named executive officers from inception to date. No stock appreciation rights were granted to these individuals during such year.

	Individual Grant
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value

Richard L. Chang	54,000	(1)	42.1%	$.017	(1)	(2)
David Y. Chen	54,000		42.1%	$.017	(1)	(2)
Hock S. Ong	18,000		14%	$.017	(1)	(2)

——————

(1)

The options are exercisable for three days, beginning on the day that the underwriters exercise their over-allotment option, and then only to the extent necessary to maintain the existing stockholders’ pro rata share of our existing stockholders’ collective ownership of 20% of our outstanding shares (excluding the shares purchased in the private placement) after this offering. If the underwriters do not exercise their over-allotment option or if the underwriters exercise only a portion of the over-allotment option, the unexercised portion of the options will terminate.

(2)

We estimated the fair value for these options at the date of grant using a Black-Scholes option pricing model with the following assumptions: weighted-average volatility factor of 0.10; no expected dividend payments; weighted-average risk-free interest rates in effect of 4.5%; and a weighted-average expected life of 0.13 years. Based upon the above methodology, the per share weighted-average fair value of the options would be $5.48.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April   , 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and sold in the private placement (assuming no purchase of units in this offering), by:

•

Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

Each of our executive officers and directors; and

•

All our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)			Before Offering and the Private Placement	After Offering and the Private Placement(2)

Richard L. Chang(3)	360,000		24.0%	4.7%
David Y. Chen(3)	360,000		24.0	4.7
Hock Seng Ong	120,000		8.0	1.6
Estelle Lau	15,000		1.0	*
Jean Chalopin(3)	142,500		9.5	1.8
Robert B. Hersov(3)	142,500		9.5	1.8
Hoe Seong Ooi(3)(4)	300,000		20.0	3.9
AFG Trust Assets Limited (4)	300,000		20.0	3.9
All directors and executive officers as a group (7 individuals)	1,440,000	(5)	96.0%	20.6%

——————

*

Represents less than 1%.

(1)

Unless otherwise indicated, the business address of each of the individuals is Rockefeller Center 1230 Avenue of the Americas, 7th Floor, New York, New York 10020.

(2)

Our officers and directors have agreed to purchase an aggregate of 133,333 units in a private placement immediately prior to the consummation of this offering. The percentage ownership after the offering for all executive officers and directors as a group reflects this purchase; however, the percentages for each holder do not since the allocation of the purchase obligation among the officers and directors has not yet been determined.

(3)

This individual is a director.

(4)

AFG Trust Assets Limited, a subsidiary of AFG Trust, of which Mr. Ooi is the Regional Chief Executive Officer, is the beneficial owner of these shares, which Mr. Ooi holds as trustee. Mr. Ooi is contractually obligated to vote these shares in accordance with the instructions of AFG Trust.

(5)

Excludes an option granted to the existing stockholders to purchase up to 225,000 shares of common stock, at $0.017 per share, which option is exercisable only if the underwriters exercise the over-allotment option and then only to the extent necessary to maintain the existing stockholders’ 20% ownership of the offering.

The 45,000 shares of our common stock beneficially owned by our special advisors, together with the shares of our common stock beneficially owned by our other existing stockholders, comprise 100% of the issued and outstanding shares of our common stock prior to the offering and the private placement and will comprise approximately 20.6% (assuming no exercise of the underwriters’ over-allotment option or the options of the existing stockholders) of the shares outstanding after the offering and the private placement .. Immediately after this offering, our existing stockholders will beneficially own approximately 20.6% (assuming no exercise of the underwriters’ over-allotment option or the options of the existing stockholders) of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

Three years following the date of this prospectus;

•

Our liquidation; or

•

The consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus including the proceeds from the private placement ..

The warrants will begin separate trading the earlier to occur of the experience of the underwriters’ over-allotment option or 20 trading days after the exercise in full by the underwriters of such option, provided that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K, and if such over allotment option is exercised after such time, we will file an amended Current Report on Form 8-K, including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option.

David Y. Chen, Richard L. Chang and Hoe Seong Ooi are our promoters under the Federal securities laws.

CERTAIN TRANSACTIONS

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the section entitled “Management—Directors and Executive Officers.”

•

In light of our existing stockholders’ involvement with other advertising businesses and our purpose to consummate a business combination with one or more operating businesses in this same sector, we may decide to acquire one or more businesses affiliated with our existing stockholders. If management selects a company affiliated with one of our existing stockholders as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the fair market value of such affiliated company.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Mr. Chalopin intends to be a principal in another blank check company focusing on a business combination in Europe, and Mr. Hersov is currently a director of another blank check company whose initial focus will be on acquiring a target business in the business, marketing, consumer healthcare, and distribution services industry in the United States. We believe, that there will not be, with regard to Mr. Chalopin, nor are there, with regard to Mr. Hersov, any conflicts regarding the industry or region of focus with such other blank check companies and us.

•

Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and may own warrants which will expire with no value if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business.

•

Our officers and directors may negotiate to be retained post-business combination as a condition to any potential business combination, and they may look unfavorably upon, or reject a business combination with, a potential target business whose owners refuse to retain certain of our officers or directors post-business combination, thereby resulting in a conflict of interest.

•

In the event management were to make substantial loans to us in excess of the amount outside the trust fund, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to pay such amounts.

•

Our officers and directors who purchase common stock in the open market will be treated in all respects as public stockholders with respect to those shares. As a result, they will be afforded the same voting rights that the public stockholders are afforded, except that in the case of a vote on our initial business combination, they must vote all of their shares, either for or against a business combination, in accordance with the majority of the shares voted by the public stockholders (other than our existing stockholders) ..

•

We are obligated, commencing on the date of this prospectus, to pay to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, chief executive officer and president, an aggregate monthly fee of $10,000 for certain administrative, technology and secretarial services, as well as the use of limited office space in New York, Beijing and Shanghai. We believe that, based on rents and fees for similar services in New York, Beijing and Shanghai, the fee charged by Enjoy Media (Hong Kong) Limited is at least as favorable as we could have obtained from an unaffiliated third party.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

The corporation could financially undertake the opportunity;

•

The opportunity is within the corporation’s line of business; and

•

It would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and each of our current and former directors has agreed, until the earlier of a business combination, or liquidation to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock (whenever and however acquired) in accordance with the majority of the shares voted by our public stockholders (other than our existing stockholders). In addition, our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and the private placement.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion would be included in each case in our proxy solicitation materials furnished to our stockholders and we expect that such independent investment banking firm will be a consenting expert.

On July 12, 2005, Jean Chalopin and Kilmer International Investments Limited, an entity wholly-owned by of Robert B. Hersov, advanced a total of $170,000 to us to cover expenses related to this offering. Messrs. Chalopin and Hersov are each members of our board of directors. In connection with these loans, we issued notes to each of Mr. Chalopin and Kilmer International Investments Limited. The notes will be payable with 4% annual interest on the earlier of July 12, 2006 or the consummation of this offering. We intend to repay these notes from the proceeds of this offering allocated for the payment of offering expenses.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and except for an option to purchase a number of shares of our common stock as would maintain the respective ownership percentages of the existing stockholders after this offering (disregarding the private placement) in the event the underwriters’ over-allotment option is exercised, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Prior Share Issuances and Subsequent Transfer

On July 12, 2005, we issued an aggregate of 1,500,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.017 per share, as follows:

Name	Number of Shares	Relationship to Us

Richard L. Chang	142,500	Chairman and Director
David Y. Chen	723,000	Chief Executive Officer and President
Jean Chalopin	148,500	Director
Robert B. Hersov	148,500	Director
Richard L. Chen	277,500	Advisor
Steven Chang	7,500	Advisor
Thomas Doctoroff	7,500	Advisor
Carl Meyer	7,500	Advisor
Lisa Tseng	37,500	Advisor

On July 25, 2005, Mr. David Y. Chen sold an aggregate of 225,000 of his shares for a little more than $0.01 per share to AFG Trust Assets Ltd., an accredited investor, in a private transaction exempt from the registration requirements of the Securities Act. All shares are subject to Securities Act transfer restrictions, and the certificates evidencing the shares bear legends to such effect.

On April     , 2006 our existing stockholders effected the following transfer of shares owned by them to the persons named below for approximately $0.017 per share in transactions exempt from registration under the Securities Act:

David Y. Chen transferred 138,000 shares to Richard L. Chang

Richard L. Chen transferred 79,500 shares to Richard L. Chang

Richard L. Chen transferred 112,500 shares to Hock S. Ong

Richard L. Chen transferred 15,000 shares to Estelle Lau

Jean Chalopin transferred 6,000 shares to Hock S. Ong

Robert B. Hersov transferred 1,500 shares to Hock S. Ong

Robert B. Hersov transferred 4,500 shares to Hoe Seong Ooi

Lisa Tseng transferred 22,500 shares to Hoe Seong Ooi

Richard L. Chen transferred 48,000 shares to Hoe Seong Ooi

AFG Trust Assets Ltd. transferred 225,000 shares to Hoe Seong Ooi

All shares are subject to Securities Act transfer restrictions, and the certificate evidencing the shares bear legends to such effect.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, our officers have agreed that they will purchase 133,333 units from us at a purchase price of $6.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of the private placement units demand and “piggy-back” registration rights with respect to the 133,333 shares, the 133,333 warrants and the 133,333 shares underlying the warrants at any time after the consummation of our initial business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-Dilution Protection

Our existing stockholders purchased 1,500,000 shares of our common stock on July 12, 2005, an amount that is 20% of the total of the number of shares that will be outstanding after this offering (not including the shares sold in the private placement), assuming no exercise of the underwriters over-allotment option. In order to ensure that the common stock purchased by our existing stockholders on July 12, 2005 will remain 20% of the total number of shares outstanding after this offering (not including the shares sold in the private placement), we issued our existing stockholders options to purchase such additional number of shares as would be necessary to maintain their ownership of 20% of our outstanding shares (excluding the shares purchased in the private placement) after the offering in the event the underwriters exercise the over-allotment option. Such options are exercisable at $.017 per share only if and only to the extent the over-allotment option is exercised. We have granted our existing stockholders demand and “piggy-back” registration rights on shares of our common stock they acquire upon exercise of this option.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20.6% (assuming no exercise of the underwriters’ over-allotment option) of our issued and outstanding shares of common stock upon consummation of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,633,333 shares of common stock are outstanding, held by 13 recordholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will each begin separate trading on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 trading days after the exercise in full by the underwriters of such option, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and purchased in the private placement and any shares of common stock acquired by them in this offering or in the aftermarket in accordance with the public stockholders. Our existing stockholders, which includes our officers, directors and advisors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. For additional information, see the section entitled “Management—Directors and Executive Officers.”

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of the proceeds of the private placement, the deferred underwriters’ compensation and any interest thereon (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering including the common stock purchased in the private placement, if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, 266,666 warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

The completion of a business combination; or

•

One year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option to be granted to Merriman Curhan Ford & Co.),

•

In whole and not in part,

•

At a price of $.01 per warrant at any time after the warrants become exercisable,

•

Upon not less than 30 days prior written notice of redemption to each warrant holder, and

•

If, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed the price at which the warrants may be called for redemption or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to Merriman Curhan Ford & Co. an option to purchase up to a total of 360,000 units at a per-unit price of $7.50. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units offered in this offering). The purchase option will contain a cashless exercise feature. For a more complete description of the purchase option, see the section entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,633,333 shares of common stock outstanding, or 8,758,333 shares if the underwriters’ over-allotment option is exercised in full and the existing stockholders’ options are exercised in full. Of these shares, the 6,000,000 shares sold in this offering, or 6,900,000 shares if the over-allotment option is exercised in full will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,633,333 (or 1,858,333 if the underwriters’ over-allotment option is exercised and the existing stockholders’ options are exercised in full) shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of these shares will be eligible for sale under Rule 144 prior to July 12, 2006 (April   , 2007 for the 217,500 shares Richard L. Chang acquired from David Y. Chen and Richard L. Chen, the 120,000 shares Hock S. Ong acquired from Richard L. Chen, Jean Chalopin and Robert B. Hersov, the 15,000 shares Estelle Lau acquired from Richard L. Chen, and the 300,000 shares Hoe Seong Ooi acquired from Richard L. Chen, Robert B. Hersov, Lisa Tseng and AFG Trust Assets Ltd.). Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 76,333 shares immediately after this offering (or 87,583 if the underwriters exercise their over-allotment option and the existing stockholders’ option is exercised in full); and

•

The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by the manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 1,500,000 (1,725,000 if the underwriters’ over-allotment option is exercised and our existing stockholders also exercise their option to purchase shares of our common stock) issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have granted the holders of the 133,333 units being purchased in a private placement immediately prior to this offering demand and piggy-back registration rights with respect to the shares, the warrants and the shares underlying the warrants comprising such units at any time commencing on the date we consummate a business combination. The demand registration may be exercised by the holders of a majority of such units.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Merriman Curhan Ford & Co. is acting as representative, has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite its name below:

Underwriters	Number of Units

Merriman Curhan Ford & Co.
Canaccord Adams Inc.
Montgomery & Co., LLC
Total	6,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $________ per unit and the dealers may reallow a concession not in excess of $________ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

The history and prospects of companies whose principal business is the acquisition of other companies;

•

Prior offerings of those companies;

•

Our prospects for acquiring an operating business at attractive values;

•

Our capital structure;

•

An assessment of our management and their experience in identifying operating companies;

•

General conditions of the securities markets at the time of the offering; and

•

Other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 900,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the syndicate net short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table at the beginning of this section.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$6.000	$36,000,000	$41,400,000
Discount	0.36	2,160,000	2,484,000
Non-accountable Expense Allowance (1)	0.06	360,000	360,000
Proceeds before expenses (2)	$5.58	$33,480,000	$38,556,000

——————

(1)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(2)

The offering expenses are estimated to be $662,500. The underwriters have agreed to deposit 2.5%, or $900,000 of the gross proceeds attributable to the underwriting discount into the trust account, and such deferred fee shall be paid to the underwriters only upon the completion of our business combination out of the proceeds held in the trust account. In the event that an initial business combination is not consummated, the deferred underwriters’ compensation will be paid to our public stockholders.

Purchase Option

Upon completion of this offering, we have agreed to sell to Merriman Curhan Ford & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 360,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 360,000 units, the 360,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up under to Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which such securities may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. This option will also contain a cashless exercise feature that allows the holder or holders of the option to use the appreciated value of the option to exercise the option without paying cash .. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, in accordance with these rules, the underwriters may purchase and sell our units in certain open market transactions, including short sales, purchases to cover positions created by short sales and stabilizing transactions so long as any such stabilizing transaction does not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase from us additional units to cover over-allotments. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out a covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase additional units from us pursuant to the option granted to them to cover over-allotments. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing our units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of units in the open market that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our units made by the underwriters in the open market prior to the completion of this offering for the purpose of maintaining the price of our units.

Pursuant to Regulation M, the distribution will end and this offering will be completed when all of the units have been distributed and any stabilization arrangements in connection with the distribution of the units have been terminated by the underwriters. Since the underwriters have agreed that they may only exercise the over-allotment option to cover the underwriting syndicate’s actual short position, if any, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our units and, together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our units. As a result, the price of our units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. We may offer and sell the units to institutional investors in every state except Idaho pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996 (“NSMIA”), the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. Each of the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently requires a notice filing (and in some case a fee) as permitted by NSMIA, unless another exemption is available under the laws of such jurisdiction.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under NSMIA, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Other Terms

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and us or any potential targets in connection with a potential business combination or raising additional capital. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

A prospectus in electronic format will be made available on the i-dealprospectus.com website. Other than the prospectus in electronic format, the information on such website, or accessible through such website, is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Loeb & Loeb LLP, New York, New York. Bingham McCutchen LLP, New York, New York, is acting as counsel for the underwriters in this offering. Certain legal matters as to Chinese law will be passed upon for us by Zhong Lun Law Firm and for the underwriters by Jun He Law Firm ..

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SHINE MEDIA ACQUISITION CORP.
 (a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
February 28, 2006

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Shine Media Acquisition Corp.

We have audited the accompanying balance sheet of Shine Media Acquisition Corp. (a corporation in the development stage), as of February 28, 2006 and December 31, 2005, and the related statement of operations, stockholders’ equity, and cash flows for the periods from June 24, 2005 (inception) to February 28, 2006, January 1, 2006 to February 28, 2006 and June 24, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shine Media Acquisition Corp. as of February 28, 2006 and December 31, 2005, and the results of its operations and its cash flows for the periods from June 24, 2005 (inception) to February 28, 2006, January 1, 2006 to February 28, 2006 and June 24, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Shine Media Acquisition Corp. will continue as a going concern.  The Company has a net loss, working capital deficiency and has no operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  As discussed in Note 2, the Company is in the process of raising capital through a Proposed Offering.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

New York, New York
April 20, 2006 (Except for footnote 6
as to which the date is April 27, 2006,)

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

	February 28, 2006	December 31, 2005

ASSETS

Current assets – Cash	$64,743	$65,176
Deferred offering costs	396,728	389,702
Total assets	$461,471	$454,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$276,537	$265,773
Notes payable, stockholders	170,000	170,000
Total current liabilities	446,537	435,773

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding 1,500,000 shares	150	150
Paid-in capital in excess of par	24,850	24,850
Deficit accumulated during the development stage	(10,066)	(5,894)
Total stockholders’ equity	14,934	19,106
Total liabilities and stockholders’ equity	$461,471	$454,878

The accompanying notes should be read in conjunction with the financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

	For the Period from June 24, 2005 (Inception) to February 28, 2006	For the Period from January 1, 2006 to February 28, 2006	For the Period from June 24, 2005 (Inception) to December 31, 2005

Formation and operating costs	$(6,734)	$(3,279)	$(3,455)

Interest Income	971	206	765

Interest Expense	(4,303)	(1,099)	(3,204)

Net loss	$10,066	$4,171	$5,894

Weighted average shares outstanding (basic and diluted)	1,500,000	1,500,000	1,500,000

Net loss per share (basic and diluted)	$(0.01)	$(0.00)	$(0.00)

The accompanying notes should be read in conjunction with the financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the Period from June 24, 2005 (Inception) to February 28, 2006
	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage		Stockholders’ Equity
	Shares	Amount

Common shares issued July 12, 2005 at approximately $.02	1,500,000	$150	$24,850	$		$25,000
Net loss					(5,894)	(5,894)
Balances, at December 31, 2005	1,500,000	150	24,850		(5,894)	$19,106
Net loss					(4,171)	(4,171)
Balances, at February 28, 2006	1,500,000	$150	$24,850		$(10,066)	$14,934

The accompanying notes should be read in conjunction with the financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

	For the Period from June 24, 2005 (Inception) to February 28, 2006	For the Period from January 1, 2006 to February 28, 2006	For the Period from June 24, 2005 (Inception) to December 31, 2005

Cash flows from operating activities
Net loss	$(10,066)	$(4,171)	$(5,894)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in:
Accrued expenses	6,968	3,764	3,204
Net cash used in operating activities	(3,098)	(407)	(2,690)

Cash flows from financing activities
Proceeds from notes payable, stockholders	170,000	0	170,000
Proceeds from sale of common stock	25,000	0	25,000
Payment of Deferred Offering Costs	127,159	26	127,134

Net cash provided by (used in) financing activities	67,841	(26)	67,866

Net increase (decrease) in cash	64,743	(433)	65,176

Cash , beginning of period	0	65,176	0
Cash , end of period	$64,743	$64,743	$65,176

Supplemental disclosure of non-cash financing activities
Accrual of costs of public offering	$269,569	$7,000	$262,569

The accompanying notes should be read in conjunction with the financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization, proposed business operations and summary of significant accounting policies

Nature of operations

Shine Media Acquisition Corp. (the “Company”) was incorporated in Delaware on June 24, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other business combination, an operating company in the media and advertising industry in China.

At February 28, 2006, the Company had not yet commenced any operations. All activity through February 28, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed private placement (the “Private Placement”) and public offering (“Proposed Offering” and, together with the Private Placement, the “Offering and Private Placement”) which is discussed in Note 2. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Placement, although substantially all of the net proceeds of the Offering and Private Placement are intended to be generally applied toward consummating a business combination with one or more operating businesses. As used herein, a “target business” means an operating business in the media and advertising industry in China and a “business combination” shall mean the direct or indirect acquisition by the Company of the ownership or control of such a target business or businesses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offerings, $33,917,500, which amount is approximately 94.2% of the gross proceeds of Proposed Offering in the event of the Company’s liquidation, $5.65 per unit for each of the public stockholders, will be placed in a trust account (“Trust Account”) at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, and invested until the earlier of (i) the consummation of the Company’s first business combination; or (ii) the liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering and Private Placement, vote against the business combination and exercise of their conversion rights , the business combination will not be consummated. All of the Company’s stockholders prior to the Offering and Private Placement, including all of the officers and directors of the Company (“Existing Stockholders”), have agreed to vote their 1,500,000 founding shares of common stock, the 133,333 shares comprising the units in the Private Placement and any shares of common stock acquired by them in this offering or the aftermarket in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the trust account (“Trust Account”) as of the record date plus interest earned on such proceeds (net of taxes payable), excluding (1) the portion of the proceeds attributable to the private placement and the underwriters’ deferred compensation, (2) any interest earned on either the underwriters’ deferred compensation or the proceeds of the private placement and (3) up to $600,000 of interest that may be released to us to fund the Company’s working capital, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares sold in the Offering may seek conversion of their shares in the event of a business combination.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization, proposed business operations and summary of significant accounting policies – (continued)

The Company’s second amended and restated certificate of incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. These liquidation provisions, which are also contained in the agreement governing the Trust Account, cannot be amended without the affirmative vote of 100% of the Public Stockholders, and the certificate of incorporation cannot be amended without the affirmative vote of 95% of the shares sold in the Proposed Offerings. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2.)

Income taxes

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating $3,422 and $2,004 at February 28, 2006 and December 31, 2005, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at February 28, 2006 and December 31, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share based payment” (“SFAS 123(R)”). This statement requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) for its fiscal year beginning January 1, 2006. (See Note 6.)

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Loss per common share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2. Proposed Offerings

The Public Offering calls for the Company to offer for public sale up to 6,000,000 units (“Units”) at a maximum price of $6.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus. An additional 900,000 units may be

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Proposed Offerings – (continued)

issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day before we send the notice of redemption.

The Company’s officers and directors have agreed to purchase, through an entity they own, an aggregate of 133,333 units in the Private Placement at $6.00 per unit for an aggregate of $800,000, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the remaining shares sold in the Public Offering.

3. Notes Payable, Stockholders

On July 12, 2005, the Company issued unsecured promissory notes (the “Notes”) to a member of its board of directors and an entity wholly-owned by another member of its board of directors, and totaling $170,000. The Notes bear interest at the rate of 4% per annum and are payable on the earlier of July 12, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.

4. Commitments and Contingencies

In connection with the Proposed Offering, the Company has committed to pay an underwriting discount of 3.5% of the gross offering proceeds (including proceeds from the exercise, if any, of the over-allotment option) and a non-accountable expense allowance of 1.0% the gross offering proceeds, (excluding the over-allotment option), to the underwriters at the closing of the Proposed Offering. The underwriters have agreed to defer additional underwriting fees (inclusive of interest, net of taxes payable) equal to 2.5% of the gross proceeds of this offering, or approximately $900,000 (assuming no exercise of the over-allotment option), until the consummation of the initial business combination. Upon the consummation of the initial business combination, the Company will pay such deferred fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, and that amount will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to the public stockholders of the proceeds held in trust.

Subsequent to the offering, the Company has agreed to pay to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, the Company’s Chief Executive Officer and President, an aggregate of $10,000 a month for 24 months for office space in New York, Beijing and Shanghai as well as general and administrative expenses.

The Company has agreed that upon completion of the Proposed Offering, it will sell to Merriman Curhan Ford & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 360,000 units. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring 4 years from the date of this prospectus. This option also contains a cashless exercise feature that allows the holder or holders of the option to receive units on a net exercise basis. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The option and the 360,000 units, the 360,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to lock-up under Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which the option may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the offering resulting in a charge directly to stockholders’ equity and a credit to paid-in

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Commitments and Contingencies – (continued)

capital, and, accordingly, there will be no net impact on its financial position or results of operations, except for recording the receipt of the $100 payment at the time of the sale of the option. The Company estimates that the fair value of this option is $850,475 using the Black-Scholes option-pricing model. The fair value of the option is estimated using the following assumptions: (1) expected volatility of 0.10%, (2) a risk-free interest rate of 4.09%, and (3) a contractual life of four years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by analyzing the volatility over a one-year period for the stock prices of the 54 companies listed in the USX China Index, a modified market capitalization average index comprised of U.S. exchange listed securities of companies which derive a majority of their revenues within China, and which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of the business combination. The assumption of a contractual life of four years is based on the maximum term during which the option may be exercisable, and during which the option may be sold, assigned, pledged or hypothecated, other than to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although an expected life of four years was used in the calculation of the fair value of the option, if the Company does not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

5. Preferred Stock

The Company is authorized to issue 1,000,000 shares of “blank check” preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

6. Subsequent Events

On April 27, 2006 the Company effected a 1.25-for-1 reverse stock split. The financial statements give retroactive effect to this transaction.

On April 27, 2006 the Company granted option awards to its founding shareholders and directors. Share options have an exercise price of $0.017 per share, contingently vest upon the exercise of the over-allotment option, which is expected to be four months depending on the effective date of the offering, and expire three days thereafter. The number of shares subject to the options are equal to 25% of the over-allotment shares exercised by the underwriter, and can not exceed 225,000 shares.

The fair value of options granted under the plan was estimated on the date of grant using the Black-Scholes pricing model. The valuation model used for options granted under the Plan assumes that over-allotment will be exercised in full. If the over-allotment is not exercised in full, the compensation cost will be determined on a pro rata basis and any excess recognized compensation cost will be reversed. The inputs for the Black-Scholes pricing model consist of expected volatility of .10, no expected dividends, and a risk-free interest rate of 4.50%. The volatility was based on that experienced by the companies listed in the USX China Index (see Note 4).

The weighted-average grant-date fair value of options granted was $5.48. As of April 27, 2006, total unrecognized compensation cost (assuming full exercise of the over-allotment) is estimated at $1,233,000 and will be recognized over the vesting period.

Until                 , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$36,000,000 Shine Media Acquisition Corp. 6,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	Merriman Curhan Ford & Co. Canaccord Adams Montgomery & Co., LLC
Summary Financial Data	8
Risk Factors	9
Use of Proceeds	24
Capitalization	28
Dilution	29
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Proposed Business	33
Management	50
Principal Stockholders	54
Certain Transactions	55
Description of Securities	59
Underwriting	62
Legal Matters	66
Experts	66
Where You Can Find Additional Information	66
Index to Financial Statements	F-1
		, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
Printing and engraving expenses	25,000
Accounting fees and expenses	30,000
SEC Registration Fee	17,125
NASD filing fee	15,050
Legal fees and expenses (including blue sky services and expenses)	500,000
Miscellaneous	74,325	(2)
Total	$662,500

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, as well as distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

David Y. Chen	723,000
Richard L. Chen	277,500
Jean Chalopin	148,500
Richard L. Chang	142,500
Robert B. Hersov	148,500
Steven Chang	7,500
Thomas Doctoroff	7,500
Carl Meyer	7,500
Lisa Tseng	37,500

Such shares were issued on July 12, 2005 in connection with our organization for total consideration of $25,000 paid by our directors, who directed that some of the shares be issued to company advisors. No underwriting discounts or commissions were paid with respect to such shares. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act, by virtue of the small amount of consideration and limited number of individuals involved and transfer restrictions referred to in the last sentence of this paragraph. On July 25, 2005, Mr. David Y. Chen sold an aggregate of 225,000 of his shares for a little more than $0.01 per share to AFG Trust

Assets Ltd., an accredited investor, in a private transaction exempt from the registration requirements of the Securities Act. On April            , 2006 our existing stockholders effected the following transfer of shares owned by them to the persons named below for approximately $0.017 per share to the persons named below in transactions exempt from registration under the Securities Act:

David Y. Chen transferred 138,000 shares to Richard L. Chang

Richard L. Chen transferred 79,500 shares to Richard L. Chang

Richard L. Chen transferred 112,500 shares to Hock S. Ong

Richard L. Chen transferred 15,000 shares to Estelle Lau

Jean Chalopin transferred 6,000 shares to Hock S. Ong

Robert S. Hersov transferred 1,500 shares to Hock S. Ong

Robert S. Hersov transferred 4,500 shares to Hoe Seong Ooi

Richard L. Chen transferred 48,000 shares to Hoe Seong Ooi

Lisa Tseng transferred 22,500 shares to Hoe Seong Ooi

AFG Trust Assets Ltd. Transferred 225,000 shares to Hoe Seong Ooi

All shares are subject to Securities Act transfer restrictions, and the certificates evidencing the shares bear legends to such effect.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement **
3.1	Second Amended and Restated Certificate of Incorporation
3.2	By-laws*
4.1	Specimen Unit Certificate *
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate *
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Unit Purchase Option to be granted to Representative**
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and David Y. Chen**
10.2	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Richard L. Chen**
10.3	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Jean Chalopin**
10.4	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Richard L. Chang**
10.5	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Robert Hersov**
10.6	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Carl Meyer**

Exhibit No.	Description
10.7	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Thomas Doctoroff**
10.8	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Steven Chang**
10.9	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Lisa Tseng**
10.10	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Hoe Seong Ooi**
10.11	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Estelle Lau**
10.12	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Hock Ong**
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.14	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders**
10.15	Form of Services Agreement with Enjoy Media (Hong Kong) Limited*
10.16	Promissory Note dated July 12, 2005 issued to Jean Chalopin*
10.17	Promissory Note dated July 12, 2005 issued to Kilmer International Investments Limited*
10.18	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders**
10.19	Placement Unit Agreement among the Registrant and certain officers and directors of the Registrant**
10.20	Form of Call Right Agreement**
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.3	Consent of ZenithOptimedia
24	Power of Attorney*

——————

*

Previously filed

**

To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

iv

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on May 8, 2006.

Shine Media Acquisition Corp.

By:	/s/ DAVID Y. CHEN
David Y. Chen
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date

	*	Chairman and Director	May 8, 2006
Richard L. Chang

	/s/ DAVID Y. CHEN	Chief Executive Officer, President and Director (principal executive officer)	May 8, 2006
David Y. Chen

	/s/ HOCK S. ONG	Chief Financial Officer (principal financial and accounting officer)	May 8, 2006
Hock S. Ong

	*	Director	May 8, 2006
Jean Chalopin

	*	Director	May 8, 2006
Robert B. Hersov

	/s/ HOE SEONG OOI	Director	May 8, 2006
Hoe Seong Ooi

*By:	/s/ DAVID Y. CHEN
David Y. Chen
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Second Amended and Restated Certificate of Incorporation
3.2	By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Unit Purchase Option to be granted to Representative**
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and David Y. Chen**
10.2	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Richard L. Chen**
10.3	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Jean Chalopin**
10.4	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Richard L. Chang**
10.5	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Robert Hersov**
10.6	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Carl Meyer**
10.7	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Thomas Doctoroff**
10.8	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Steven Chang**
10.9	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Lisa Tseng**
10.10	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Hoe Seong Ooi**
10.11	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Estelle Lau**
10.12	Form of Letter Agreement among the Registrant, Merriman Curhan Ford & Co. and Hock Ong**
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.14	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders**
10.15	Form of Services Agreement with Enjoy Media (Hong Kong) Limited*
10.16	Promissory Note dated July 12, 2005 issued to Jean Chalopin*
10.17	Promissory Note dated July 12, 2005 issued to Kilmer International Investments Limited*
10.18	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders**
10.19	Form of Placement Unit Agreement among the Registrant and certain officers and directors of the Registrant**
10.20	Form of Call Right Agreement**
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.3	Consent of ZenithOptimedia
24	Power of Attorney*

——————

*

Previously filed

**

To be filed by amendment